EXECUTION VERSION 739191471 20664933 MASTER REPURCHASE AGREEMENT Dated as of March 18, 2021 by and among NBL SPV II, LLC, as Seller and DEUTSCHE BANK AG, NEW YORK BRANCH, as Buyer

TABLE OF CONTENTS Page 739191471 20664933 i 1. APPLICABILITY .............................................................................................................. 1 2. DEFINITIONS ................................................................................................................... 1 3. INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION ................. 32 4. MARGIN MAINTENANCE ........................................................................................... 38 5. INCOME PAYMENTS AND PRINCIPAL PAYMENTS ............................................. 39 6. SECURITY INTEREST .................................................................................................. 41 7. PAYMENT, TRANSFER AND CUSTODY .................................................................. 42 8. SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS ............................................................................................................................ 43 9. REPRESENTATIONS AND WARRANTIES OF SELLER .......................................... 44 10. NEGATIVE COVENANTS OF SELLER ...................................................................... 49 11. AFFIRMATIVE COVENANTS OF SELLER ................................................................ 51 12. RELEASE OF COLLATERAL ....................................................................................... 55 13. EVENTS OF DEFAULT; REMEDIES ........................................................................... 55 14. ACCOUNTS .................................................................................................................... 62 15. ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA INSTITUTIONS .............................................................................................................. 62 16. NOTICES AND OTHER COMMUNICATIONS........................................................... 63 17. ENTIRE AGREEMENT; SEVERABILITY ................................................................... 63 18. ASSIGNABILITY ........................................................................................................... 64 19. GOVERNING LAW ........................................................................................................ 65 20. NO WAIVERS, ETC ....................................................................................................... 65 21. USE OF EMPLOYEE PLAN ASSETS ........................................................................... 65 22. INTENT ........................................................................................................................... 66 23. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS .................... 67 24. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL ..................................... 67 25. NO RELIANCE ............................................................................................................... 68 26. INDEMNITY ................................................................................................................... 69 27. DUE DILIGENCE ........................................................................................................... 70 28. SERVICING .................................................................................................................... 71 29. TAXES ............................................................................................................................. 72 30. MISCELLANEOUS ........................................................................................................ 75

739191471 20664933 ii ANNEXES, EXHIBITS AND SCHEDULES ANNEX I Names and Addresses for Communications between Parties EXHIBIT I Form of Confirmation EXHIBIT II Form of Funding Certification EXHIBIT III Form of Power of Attorney EXHIBIT IV Underwriting Criteria SCHEDULE I Restricted Parties SCHEDULE II Representations and Warranties with Respect to Purchased Loans F

739191471 20664933 THIS MASTER REPURCHASE AGREEMENT (this “Agreement”) is dated as of March 18, 2021 (the “Closing Date”), by and between NBL SPV II, LLC (“Seller”), a Delaware limited liability company and DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of a foreign banking institution (“Deutsche Bank” and “Buyer”). 1. APPLICABILITY From time to time, the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer certain Eligible Loans (as hereinafter defined), in each case, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Loans at a date certain or on demand, as applicable, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. 2. DEFINITIONS (a) As used in this Agreement, the following terms shall have the following meanings: “1934 Act” shall have the meaning specified in Section 23(a). “Accelerated Repurchase Date” shall have the meaning specified in Section 13(b)(i) of this Agreement. “Accepted Servicing Practices” with respect to the Mortgage Loans, the same degree of care and diligence in service, collections, resale and reporting (x) that is exercised by other prudent servicers servicing small business mortgage loans in the states where the mortgaged properties are located and (y) that the related Servicer uses to service other small business mortgage loans similar to the Mortgage Loans, but without regard to any relationship which the Servicer or any of its affiliates may have with the related mortgagor or affiliate of such mortgagor or the Servicer’s right to receive compensation for its services, in each case, in accordance with applicable law. “Account” shall mean the Collection Account and the Distribution Account and any subaccount thereof. “Additional Amounts” shall have the meaning specified in Section 29(b) of this Agreement. “Advance Rate” shall have the meaning set forth in the Letter Agreement. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or

2 739191471 20664933 indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing. “Aggregate Business Debt” shall mean, with respect to any Mortgage Loan, the annual debt service obligations of the related Mortgagor, which shall be comprised of (a) obligations associated with the proposed Mortgage Loan and (b) ancillary debt obligations as set forth on a debt schedule provided by the Mortgagor to the Seller and to the applicable Certified Development Company. “Aggregate Outstanding Amount” shall mean, as of any date of determination, the aggregate Purchase Price with respect to all Purchased Loans subject to a Transaction as of such date of determination. “Aggregate Outstanding Repurchase Price” shall mean, as of any date of determination, the aggregate Repurchase Price with respect to all Purchased Loans subject to a Transaction as of such date of determination. “Agreement” shall have the meaning set forth in the introduction. “Annual Cap” shall mean $150,000. “Applicable Spread” shall have the meaning set forth in the Letter Agreement. “Appraisal” shall mean an appraisal which (i) satisfies the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the guidelines of the Uniform Standards of Professional Appraisal Practice, each as in effect on the date of such appraisal, (ii) was conducted by an appraiser who (A) is certified by the state in which such appraiser is located, (B) (x) has received an MAI designation from the Appraisal Institute or (y) is named on the Seller’s approved list of appraisers (which list may be updated from time to time with the prior consent of the Buyer) and (C) is satisfactory to the Buyer in its reasonable discretion and (iii) is not based on assumptions provided by or influenced by Seller Parties, any equity holder in Seller Parties, or any Affiliates of the foregoing, other than in accordance with customary market practices. “Appraised Value” shall mean, as of any date of determination, with respect to (i) any Mortgage Loan that is not a Light Rehabilitation Mortgage Loan, the “as-is” value of the Mortgaged Property or (ii) any Light Rehabilitation Mortgage Loan, the “as completed” value of the Mortgaged Property subject to the Mortgage related to such Mortgage Loan based on the most recent Current Appraisal of such Mortgaged Property. “Approved Representation Exception” shall mean, with respect to any Purchased Loan, any representation contained in this Agreement which is not satisfied and which has been approved by Buyer in its sole and absolute discretion. “Asset Diligence” shall have the meaning specified in Section 27. “Asset Documents” shall mean with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Asset File.

3 739191471 20664933 “Asset File” shall mean with respect to each Mortgage Loan, the “Mortgage File” as defined in the Custodial Agreement. “Asset Value” shall mean, with respect to each Purchased Loan, an amount equal to the least of (i) the related Market Value of such Purchased Loan, (ii) the Cost-Basis Value of such Purchased Loan and (iii) the Unpaid Principal Balance of such Purchased Loan. “Assignment of Mortgage” shall mean, with respect to any Mortgage Loan, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement. “Authorized Representative” shall mean each of the authorized representatives of Seller as certified by Seller on the Closing Date or from time to time thereafter upon notice to Buyer. “Available Debt Service Cash Flow” shall mean, with respect to any Mortgage Loan, an amount equal to the reasonable sources of cashflow available to the related Mortgagor to service its debt, comprised of the sum of (a) the Mortgagor’s EBITDA, (b) the net amount (which may be negative) of wages, cashflow and business debt service payments from other businesses owned by the guarantor of such Mortgage Loan, and (c) discounted cashflow available from any fully executed leases with at least two year terms remaining, in each case as determined by the Seller and the applicable Certified Development Company. “Available Funds” shall mean with respect to any Payment Date, the sum, without duplication, of (i) all Net Cash Flow with respect to the Mortgage Loans deposited into the Distribution Account during the related Collection Period, (ii) all interest earned for such period on funds on deposit in the Distribution Account, (iii) all proceeds from repurchases of Mortgage Loans by the Originator from the Seller and (iv) cash deposited into the Distribution Account pursuant to Section 14 of the Agreement. “Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Collection Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 3(k). “Back-up Guarantor” shall mean Newtek Business Services Corp. “Back-up Guaranty” shall mean that certain Back-up Guaranty Agreement, dated on or about the date hereof, made from the Back-up Guarantor to Buyer, as the same may be amended, modified and/or restated from time to time. “Back-up Servicer” shall mean U.S. Bank National Association, and any other entity responsible for back-up servicing or back-up subservicing, as the case may be, of any of the Mortgage Loans subject to Transactions hereunder that has that has been approved by Buyer in writing, or, in each case, any successor or permitted assigns thereof; provided, the Buyer may (in

4 739191471 20664933 its sole discretion) revoke a Back-up Servicer’s authorization to back-up service or back-up subservice a Mortgage Loan at any time following the occurrence and continuance of an Event of Default. “Back-up Servicer Termination Event” shall mean any default, event of default or breach of terms and provisions of the Back-up Servicing Agreement. “Back-up Servicing Agreement” shall mean the Back-up Servicing Agreement, dated as of the Closing Date, among the Seller, Back-up Servicer and Servicer, and any additional servicing agreements among the Seller, Back-up Servicer, Servicer and Buyer in form and substance reasonably acceptable to the Buyer. “Back-up Servicing Agreement Side Letter” shall mean the side letter agreement related to the Back-up Servicing Agreement among the Seller, the Back-up Servicer and the Buyer. “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time or any successor statute or rule promulgated thereto. “Benchmark” shall mean, initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (x) of Section 3(h). “Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Buyer for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral

5 739191471 20664933 credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Buyer: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Buyer for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Buyer in its reasonable discretion. “Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing

6 739191471 20664933 requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Buyer reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Buyer decides is reasonably necessary in connection with the administration of this Indenture and the other Transaction Documents). “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (3) in the case of an Early Opt-in Election, the thirtieth (30th) calendar day after the date notice of such Early Opt-in Election is provided to the Seller. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark

7 739191471 20664933 (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3(h) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 3(h). “Beneficial Ownership Certificate” shall mean a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230. “Breakeven Deficit” shall have the meaning specified in Section 4(a). “Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed. When used with respect to a Pricing Rate Determination Date, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in London, England are closed for interbank or foreign exchange transactions. “Buyer” shall mean Deutsche Bank AG, New York Branch, or any successor or assignee thereof. “Calculation Agent” shall mean U.S. Bank National Association. “Calculation Agent Side Agreement” shall mean that certain Calculation Agent Side Agreement, dated as of the date hereof, among Buyer, Seller and Calculation Agent.

8 739191471 20664933 “Cash” shall mean such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts. “Change of Control” shall mean the occurrence of any of the following: (i) Back-up Guarantor ceases to own, directly or indirectly, 100% of the Equity Interests in the Guarantor or SBL, (ii) Guarantor ceases to own, directly or indirectly, 100% of the Equity Interests of the Seller, and (iii) SBL ceases to be an Affiliate of Seller. “Closing Date” shall have the meaning set forth in the introductory statement. “Closing Date Conditions Precedent” shall mean the satisfaction of each of the following conditions precedent as of the Closing Date: (a) Receipt by the Buyer of the items described below: (i) Opinions of counsel to Seller Parties as to such matters as the Buyer may reasonably request, including, without limitation, with respect to UCC matters; a non-contravention, enforceability and corporate opinions with respect to the Seller Parties; an opinion with respect to the Investment Company Act matters with respect to the Seller Parties; an opinion with respect to the Volcker Rule with respect to the Seller; a securities contract opinion with respect to this Agreement and the Guaranty, each in form and substance acceptable to the Buyer; (ii) A certified copy of Guarantor’s, Back-up Guarantor’s, Servicer’s and Seller’s certificate of formation and operating agreement (or corresponding organizational documents) and a certificate of good standing (or equivalent) issued by the appropriate official in such Person’s applicable jurisdiction of organization, in each case, dated no less recently than thirty (30) days prior to the Closing Date; (iii) An officer’s certificate from Guarantor, Back-up Guarantor, Servicer and Seller dated as of the Closing Date, certifying as to customary incumbency and authorization matters and attaching resolutions of the board of managers of Guarantor, Back-up Guarantor, Servicer and Seller (or its equivalent governing body or Person) authorizing the execution of the Transaction Documents; (iv) An executed counterpart of each Transaction Document; (v) Receipt of the errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, in each case covering the Servicer, or certificates of insurance for such policies, all in form and content reasonably satisfactory to the Buyer; (vi) Evidence of preparation for filing at the appropriate filing office of financing statements relating to the perfection of the Collateral; (vii) Evidence of the establishment of the Accounts;

9 739191471 20664933 (viii) Confirmation that the Buyer has completed due diligence to its satisfaction of each Seller Party and the initial Purchased Loans; (ix) Buyer’s receipt of a Beneficial Ownership Certificate with respect to Seller; (x) Receipt by Buyer of the Upfront Fee and any other amounts due hereunder; and (xi) Such other documents as the Buyer may reasonably require. “CLTV Ratio” shall mean, with respect to any Mortgage Loan, the ratio of the aggregate Unpaid Principal Balance of the related First Lien Mortgage Loan and Second Lien Mortgage Loan to the Appraised Value of the related Mortgaged Property. “Code” shall mean the United States Internal Revenue Code of 1986, as amended. “Collateral” shall have the meaning specified in Section 6 of this Agreement. “Collection Account” shall mean the account at Capital One, N.A. with the account number 7528956973 maintained in the name of the Seller, or such other replacement deposit account or securities account acceptable to the Buyer in its sole discretion. “Collection Account Control Agreement” shall mean the Deposit Account Control Agreement, dated as of the Closing Date, by and among the Seller, Buyer and Capital One, N.A. “Collection Period” shall mean, with respect to any Payment Date, the period commencing on (and including) the first day of the calendar month immediately prior to the calendar month in which such Payment Date occurs (or, in the case of the initial Payment Date, the period commencing on (and including) the Closing Date) and ending on (and including) the last day of the calendar month immediately prior to the calendar month in which such Payment Date occurs. “Collections” shall mean, with respect to any Collection Period, the sum of (i) all amounts received by any Servicer, including any proceeds of Dispositions, as payments in connection with Purchased Loans (which, for the avoidance of doubt, shall include any advances of Purchased Loan proceeds to pay interest on such Purchased Loan) and all interest earned for such Collection Period on funds on deposit in any Account, but excluding any Excluded Amount and amounts due to such Servicer under the applicable Servicing Agreement for such Collection Period. “Concentration Limits” shall mean, on any date of determination, the satisfaction of each of the following limitations, unless otherwise agreed by the Buyer in its sole and absolute discretion: (i) The aggregate Eligible Loan Amount with respect to all Purchased Loans which are secured by Special Purpose Properties shall not exceed 30% of the Eligible Loan Amount of all Purchased Loans;

10 739191471 20664933 (ii) The aggregate Eligible Loan Amount with respect to all Purchased Loans related to a single NAICS U.S. industry title, other than as identified in clause (i) above, shall not exceed 30% of the Eligible Loan Amount of all Purchased Loans; (iii) The aggregate Eligible Loan Amount with respect to all Purchased Loans which are Second Lien Mortgage Loans shall not exceed 35% of the Eligible Loan Amount of all Purchased Loans; (iv) The aggregate Eligible Loan Amount with respect to all Purchased Loans which are Delinquent Mortgage Loans shall not exceed 3% of the Eligible Loan Amount of all Purchased Loans; (v) The aggregate Eligible Loan Amount with respect to all Purchased Loans secured by Mortgaged Properties located in the State with the highest concentration of Purchased Loans, by Eligible Loan Amount, shall not exceed 35% of the Eligible Loan Amount of all Purchased Loans; (vi) The aggregate Eligible Loan Amount with respect to all Purchased Loans secured by Mortgaged Properties located in the State with the second highest concentration of Purchased Loans, by Eligible Loan Amount, shall not exceed 30% of the Eligible Loan Amount of all Purchased Loans; (vii) The aggregate Eligible Loan Amount with respect to all Purchased Loans that have a CLTV Ratio greater than 90% and less than or equal to 95% shall not exceed 5% of the Eligible Loan Amount of all Purchased Loans; (viii) The aggregate Eligible Loan Amount with respect to all Purchased Loans that are Light Rehabilitation Mortgage Loans shall not exceed 30% of the Eligible Loan Amount of all Purchased Loans; (ix) The aggregate Eligible Loan Amount with respect to all Purchased Loans with Maximum Principal Balances at origination greater than $7,500,000 and less than or equal to $11,400,000 shall not exceed 10% of the Eligible Loan Amount of all Purchased Loans; (x) The aggregate Eligible Loan Amount with respect to all Purchased Loans that are High LTV Mortgage Loans shall not exceed 10% of the Eligible Loan Amount of all Purchased Loans; (xi) The aggregate Eligible Loan Amount with respect to all Purchased Loans that are First Lien Mortgage Loans that have been subject to a Transaction for greater than 180 days shall not exceed 10% of the Eligible Loan Amount of all Purchased Loans; and (xii) The aggregate Eligible Loan Amount with respect to all Purchased Loans that are Second Lien Mortgage Loans that have been subject to a Transaction for greater than 150 days shall not exceed 35% of the Eligible Loan Amount of all Purchased Loans that are Second Lien Mortgage Loans.

11 739191471 20664933 “Confirmation” shall have the meaning specified in Section 3(b) of this Agreement. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Cost-Basis Value” shall mean, with respect to any Mortgage Loan, the price Seller or any Affiliate of Seller paid to acquire such Mortgage Loan in an arms-length transaction with an unaffiliated third party. “Current Appraisal” shall mean, with respect to any Mortgaged Property, an Appraisal of such Mortgaged Property issued no more than six (6) months prior to the applicable Purchase Date of the Mortgage Loan secured thereby. “Custodial Agreement” shall mean that certain Custodial Agreement, dated on or about the Closing Date, among the Seller, the Buyer, the Servicer and the Custodian. “Custodial Receipt” shall mean a receipt issued by Custodian in accordance with the Custodial Agreement confirming the Custodian’s possession of certain Asset Files which are the property of and held by Custodian for the benefit of Buyer or a bailment arrangement with counsel or other third party acceptable to Buyer in its sole discretion. “Custodian” shall mean U.S. Bank National Association, in its capacity as Custodian under the Custodial Agreement, or its successors in such capacity. “Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Buyer decides that any such convention is not administratively feasible for the Buyer, then the Buyer may establish another convention in its reasonable discretion. “Debt Service Coverage Ratio” shall mean, with respect to any Mortgage Loan on any date of determination, the percentage, expressed as a ratio of (a) the Available Debt Service Cash Flow for such Mortgage Loan to (b) the Aggregate Business Debt for such Mortgage Loan. “Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally. “Default” shall mean any Event of Default or any occurrence that is, or with the giving of notice or the lapse of time or both would become, an Event of Default. “Defaulted Mortgage Loan” shall mean a Mortgage Loan with respect to which (a)(i) any payment is 90 days or more delinquent (under the MBA Method) or (ii) Seller determines that it is reasonably likely that the Mortgagor will not be able to make a delinquent payment within 90

12 739191471 20664933 days after such payment was due, (b) the Mortgagor or the related guarantor is subject to an Insolvency Event, (c) there exists a default, other than a payment default, that the Seller determines is reasonably likely to result, or that has resulted, in the acceleration of such Mortgage Loan, (d) the Seller has determined that a default, other than a payment default, that is reasonably likely to result in the acceleration of such Mortgage Loan is imminent, or (e) has been subject to any Material Modification that has not been consented to by the Buyer. “Delinquent Mortgage Loan” shall mean any Mortgage Loan, as of any date of determination, with respect to which any scheduled principal or interest payment is more than 30 days contractually delinquent (under the MBA Method) but is not a Defaulted Mortgage Loan. “Deposit Account Control Agreement” shall mean the Deposit Account Control Agreement, dated as of the Closing Date, by and among the Seller, Buyer and the Calculation Agent. “Deutsche Bank” shall have the meaning set forth in the introductory statement. “Diligence Cap” shall mean $35,000. “Disposed” or “Disposition” shall mean with respect to a Mortgage Loan, any repayment in full (including an early payoff), sale, assignment, liquidation or other disposition of such Mortgage Loan (including a discounted payoff, Securitization Takeout or other final resolution of a Mortgage Loan). The term “Dispose” or “Disposed” shall mean to subject a Mortgage Loan to a Disposition. “Disposition Proceeds” shall mean all proceeds, without duplication, including accrued interest, received with respect to any Mortgage Loan following a Disposition for which the Seller has obtained a release of the applicable Lien on such Mortgage Loan pursuant to the Transaction Documents, net of any Liquidation Expenses. “Distribution Account” shall mean the account number [●] maintained at the Calculation Agent in the name of the Seller and subject to the Deposit Account Control Agreement. “Document Defect” shall mean with respect to any Mortgage Loan, the occurrence of any one of the following: (i) any document required to have been delivered as contemplated by clause (i)(C) of the definition of “Transaction Conditions Precedent” or the Custodial Agreement has not been so delivered, or (ii) any of the documents that were so delivered have not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or is defective on its face. “Dollar,” “U.S. $” or “$” shall mean a U.S. dollar or other equivalent unit in Cash. “Early Opt-in Election” shall mean, if the then-current Benchmark is LIBOR, the election by the Buyer to trigger a fallback from LIBOR and the provision by the Buyer of written notice of such election to the Seller. “Early Partial Repurchase Amount” shall have the meaning specified in Section 3(q).

13 739191471 20664933 “Early Repurchase Date” shall have the meaning set forth in Section 12. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Loan” shall mean a Mortgage Loan that is eligible to be purchased by the Buyer hereunder. As of any date of determination, and with respect to each Mortgage Loan, the Buyer shall have the right to determine if such Mortgage Loan is an Eligible Loan in its sole and absolute discretion. A Mortgage Loan shall be an Eligible Loan if: (i) Each of the representations and warranties set forth on Schedule II with respect to such Mortgage Loan are true and correct in all material respects (subject to any Approved Representation Exceptions); (ii) With respect to any Second Lien Mortgage Loan, the related First Lien Mortgage Loan is a Purchased Loan; (iii) With respect to any First Lien Mortgage Loan, the Maximum Principal Balance of such Mortgage Loan at origination was no greater than $11,400,000; (iv) With respect to any Second Lien Mortgage Loan, the Maximum Principal Balance of such Mortgage Loan at origination was no greater than $5,300,000; (v) Such Mortgage Loan was originated and is in conformance with the Underwriting Criteria in all respects; (vi) Such Mortgage Loan is an SBA 504 Loan in compliance with any and all SBA requirements (notwithstanding that the applicable certified development company is responsible for ensuring SBA eligibility for a Second Lien Mortgage Loan); (vii) With respect to any Second Lien Mortgage Loan, an executed SBA authorization to purchase such Second Lien Mortgage Loan has been obtained; (viii) [Reserved];

14 739191471 20664933 (ix) Such Mortgage Loan is a business purpose loan, and not for primarily consumer, family or household purposes, as evidenced by a Mortgagor Affidavit in the related Asset File; (x) The Mortgaged Property securing such Mortgage Loan is a commercial property for which 51% or more of such Mortgaged Property (by square footage) is owner-occupied; (xi) Each guarantor that owns 20% or more of the Equity Interests in the related Mortgagor has a FICO Score of 625 or above; (xii) No payment of principal or interest with respect to such Mortgage Loan is 90 days or more delinquent (under the MBA Method); (xiii) The Debt Service Coverage Ratio (or in the event there are no historical financial statements or the related Mortgage Loan is a Light Rehabilitation Loan, the Projected Debt Service Coverage Ratio) for any Mortgage Loan secured by a Special Purpose Property shall not be less than 1.20x; (xiv) The Debt Service Coverage Ratio (or in the event there are no historical financial statements or the related Mortgage Loan is a Light Rehabilitation Loan, the Projected Debt Service Coverage Ratio) for any Mortgage Loan which is secured by a Multi-Purpose Property shall not be less than 1.10x; (xv) The LTV Ratio with respect to any First Lien Mortgage Loan secured by a Special Purpose Property is not greater than 60%; (xvi) The LTV Ratio with respect to any First Lien Mortgage Loan secured by a Multi-Purpose Property is not greater than 65%; (xvii) The CLTV Ratio with respect to any Mortgage Loan is not greater than 95%; (xviii) Such Mortgage Loan is guaranteed by a natural person; (xix) No guarantor of such Mortgage Loan who owns 51% or more of the Equity Interests in the related Mortgagor directly or indirectly has been subject to an Insolvency Event or foreclosure proceeding within the past five years; (xx) The related Mortgagor and any guarantors of such Mortgage Loan are domiciled in the United States and the Mortgage Loan is payable solely in U.S. Dollars and the Asset Documents for such Mortgage Loan do not permit the currency or place of payment to be changed; (xxi) Such Mortgage Loan is secured by a pledge of collateral, which security interest is validly perfected under applicable law;

15 739191471 20664933 (xxii) Such Mortgage Loan is (A) not subject to a payment deferral and (B) is not a Defaulted Mortgage Loan; (xxiii) Solely with respect to Second Lien Mortgage Loans, such Second Lien Mortgage Loan was originated within 60 (or, with respect to any Light Rehabilitation Mortgage Loan, 180) calendar days of the SBA’s funding of its related debenture; (xxiv) Such Mortgage Loan provides for periodic payments of interest in cash no less frequently than quarterly; (xxv) Such Mortgage Loan and the related Asset Documents provide for a fixed amount of principal payable in cash no later than the stated maturity identified in the Asset Documents, without regard to any preliminary interest-only period that does not exceed twelve (12) months; (xxvi) Such Mortgage Loan has an original maturity date no later than 25 years after its origination date; (xxvii) Such Mortgage Loan has a stated interest rate equal to or greater than the applicable Pricing Rate for such Mortgage Loan; (xxviii)Such Mortgage Loan is not secured by a hotel property or hospitality property; (xxix) Such Mortgage Loan has not been deemed uncollectible by the Seller; (xxx) No selection procedure adverse to the interests of the Buyer was utilized by the Seller in the selection of such Mortgage Loan as a Purchased Loan; (xxxi) Such Mortgage Loan is not secured by a Mortgaged Property that requires any rehabilitation or construction, unless such Mortgage Loan is a Light Rehabilitation Mortgage Loan; (xxxii) The related Mortgaged Property is in good repair and free of any damage, waste or defective condition that would materially and adversely affect the value of such property and there is no proceeding pending or known to be forthcoming proceeding for the total or partial condemnation of the such property and there is no pending or known to be forthcoming eminent domain proceedings affecting the such property; (xxxiii)Such Mortgage Loan is marketable in the secondary market and eligible for a Securitization Takeout; (xxxiv) No guarantor of such Mortgage Loan has been subject to any final judgments finding them liable for failure to pay a material debt when due;

16 739191471 20664933 (xxxv) Solely with respect to a First Lien Mortgage Loan, such Mortgage Loan has not been subject to a Transaction hereunder for more than 270 days; (xxxvi) Solely with respect to a Second Lien Mortgage Loan, such Mortgage Loan has not subject to a Transaction hereunder for more than 180 days. “Eligible Loan Amount” shall mean, with respect to a Mortgage Loan that is an Eligible Loan, the Asset Value of such Eligible Loan; provided, however, that if, as of any date of determination after the Ramp-up Period, any Concentration Limit shall have been exceeded, then the Eligible Loan Amount of one or more Eligible Loans shall be reduced, in an amount determined by the Buyer, to the extent necessary so that no Concentration Limits shall have been exceeded as of such date of determination; provided, further, that for each Mortgage Loan that is not an Eligible Loan, the Eligible Loan Amount shall be $0; provided, further, that if a Purchased Loan causes the Concentration Limit with respect to High LTV Mortgage Loans to be exceeded and the Buyer permits such excess in its sole discretion, the Eligible Loan Amount of such Purchased Loans in excess of the Concentration Limits shall be reduced by 50.0%. “Environmental Law” shall mean any present or future federal, state or local law, statute, regulation or ordinance, any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act, 22 U.S.C. §§ 1251 et seq.), the Clean Air Act, 42 U.S.C. §§ 7401 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq. “Equity Interests” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests, limited liability company interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing. “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean any person (as defined in Section 3(9) of ERISA) that together with the Seller, Guarantor, or any Subsidiary thereof is a member of the same “controlled group” or treated as a single employer within the meaning of Section 414 of the Code or ERISA Section 4001. “Excluded Amount” shall mean (a) any amount received in the Collection Account with respect to any Purchased Loan, which amount is attributable to the reimbursement of payment by the Seller of any Tax, fee or other charge imposed by any Governmental Authority on such Purchased Loan or any related Collateral, (b) any reimbursement of insurance premiums paid by the Seller, (c) any escrows relating to Taxes, insurance and other amounts in connection with

17 739191471 20664933 Purchased Loans which are held in an escrow account for the benefit of the Mortgagor and the secured party pursuant to escrow arrangements under the Mortgage Loan Documents or (d) any amount deposited into the Collection Account in error. “Excluded Taxes” shall have the meaning specified in Section 29(b) of this Agreement. “Exit Fee” shall have the meaning given thereto in the Letter Agreement. “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” shall have the meaning specified in Section 13(a). “Extension Period” shall have the meaning specified in the Letter Agreement. “Facility Termination Date” shall have the meaning specified in the Letter Agreement. “FATCA” shall mean Code sections 1471-1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Code section 1471(b)(1), and any treaty, law, regulation, or other official guidance enacted in any other jurisdiction relating to any intergovernmental agreement between the United States and any other jurisdiction which facilitates the implementation of the foregoing. “FDIA” shall have the meaning specified in Section 22(c). “FDICIA” shall have the meaning specified in Section 22(d). “Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Buyer from three (3) federal funds brokers of recognized standing selected by it; provided, that such selected brokers shall be the same brokers as selected for all of Buyer’s other repurchase customers where the Federal Funds Rate is to be applied, to the extent such brokers are available. “FICO Score” shall mean the credit score of the Person provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores on the origination date of a Mortgage Loan. “Financial Covenants” shall mean the financial covenants applicable to Back-up Guarantor under that certain Loan and Security Agreement, dated April 25, 2019, by and among NCL SPV LLC, Buyer and other lenders party thereto from time to time, as amended.

18 739191471 20664933 “First Lien Mortgage Loan” shall mean any Mortgage Loan secured by a first lien on the Mortgaged Property. “Floor” means 0%. “Funding Certification” shall have the meaning specified in Section 3(a). “GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time. “Governing Documents” shall mean with respect to any specific Person, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, certificate of trust, trust agreement, articles of association and similar charter documents, as applicable to such Person. “Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory, monetary or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” shall mean Newtek Business Lending, LLC, or any other Guarantor approved by the Buyer after the date hereof in its sole discretion that owns Equity Interests of the Seller. “Guaranty” shall mean the Guaranty, dated as of the Closing Date, from the Guarantor to Buyer, as the same may be amended, modified and/or restated from time to time. “Hazardous Materials” shall mean oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under Environmental Laws. “High LTV Mortgage Loan” shall mean a First Lien Mortgage Loan with an LTV Ratio between 50% and 60%. “Indemnified Amounts” shall have the meaning specified in Section 26. “Indemnified Parties” shall have the meaning specified in Section 26. “Insolvency Event” shall mean the occurrence of any of the following events: (i) such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any Debtor Relief Law or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee,

19 739191471 20664933 custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial property, assets or business; (ii) corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing; (iii) an order for relief shall be entered in a case under any Debtor Relief Law in which such Person is a debtor; or (iv) involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any Debtor Relief Law or similar law or seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within ninety (90) days after commencement, filing or levy, as the case may be. “Interest Accrual Period” means the period commencing on (and including) each Payment Date and ending on (and excluding) the next succeeding Payment Date; provided that the initial Interest Accrual Period will be the period commencing on (and including) the Closing Date and ending on (and excluding) the first Payment Date. “Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Letter Agreement” shall mean that certain fee letter agreement, dated as the Closing Date, between Buyer and the Seller, as the same may be amended, modified and/or restated from time to time. “LIBOR” shall mean, with respect to each Pricing Rate Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a three-month period, that appears on Reuters Screen LIBOR03 (or the successor thereto) as of 11:00 a.m., London time, on the related Pricing Rate Determination

20 739191471 20664933 Date. If such rate does not appear on Reuters Screen LIBOR03 as of 11:00 a.m., London time, on such Pricing Rate Determination Date, Buyer shall request the principal London office of any four major reference banks in the London interbank market selected by Buyer to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a three-month period as of 11:00 a.m., London time, on such Pricing Rate Determination Date for amounts of not less than the Aggregate Outstanding Amount. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a three-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Determination Date for amounts of not less than the Aggregate Outstanding Amount. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Buyer or its agent, which determination shall be conclusive absent manifest error. “Lien” shall mean any lien, claim, charge, pledge, security interest, mortgage, deed of trust or other encumbrance. “Light Rehabilitation Mortgage Loan” shall mean a Mortgage Loan for which (a) 20% or more of the proceeds of such Mortgage Loan are intended to be utilized for improvements to the Mortgaged Property and (b) the completion timeline for such improvements does not exceed 120 calendar days. “Liquidation Expenses” shall mean with respect to any Mortgage Loan, the aggregate amount of all out of pocket expenses reasonably incurred by a Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the applicable Servicing Agreement, in connection with the foreclosure or repossession, refurbishing and disposition of any property securing such Mortgage Loan upon or after the occurrence of an event of default under such Mortgage Loan and other out of pocket costs related to the liquidation of any such property. “LTV Ratio” shall mean, with respect to any Mortgage Loan, the ratio of the Unpaid Principal Balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property. “Mandatory Early Repurchase Event” shall mean, with respect to any Purchased Loan, the occurrence of any of the following: (i) such Purchased Loan ceases to be an Eligible Loan; (ii) such Mortgage Loan becomes a Resolved Mortgage Loan; (iii) any Material Document Defect; (iv) [reserved]; or

21 739191471 20664933 (v) any other event or condition specifically designated as a Mandatory Early Repurchase Event in the applicable Confirmation for such Purchased Loan. “Margin Deficit” shall have the meaning specified in Section 4(a) hereof. “Margin Notice” shall have the meaning specified in Section 4(b) hereof. “Market Value” shall mean, as of any date of determination and for any Eligible Loan, the reasonable and good faith bid-side fair market value in an arms-length transaction between two consenting parties of such Eligible Loan, expressed as a Dollar amount, as determined by the Buyer in its sole discretion. The Buyer shall determine the Market Value of the Eligible Loans at such intervals as determined by the Buyer in its sole discretion. The Buyer’s election, in its sole and absolute discretion, not to determine the Market Value of an Eligible Loan at any time shall not in any way limit or impair its right to make such determination in the future. Unless otherwise agreed by the Buyer in its sole discretion, the Market Value of each Mortgage Loan that is not an Eligible Loan shall be $0. “Material Adverse Event” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Seller Party; (b) a material impairment of the ability of Seller Party to perform its obligations under any Transaction Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Transaction Document against Seller Party, in each case as determined by the Buyer in its sole good faith discretion. “Material Document Defect” shall mean with respect to any Mortgage Loan, a Document Defect that (i) materially and adversely affects the value of the Mortgage Loan or the interests of the Buyer in the affected Mortgage Loan and (ii) remains unremedied for ten (10) Business Days after the Seller’s actual knowledge of such Document Defect. “Material Modification” shall mean any modification, waiver or amendment of any term of, or any other acts with respect to, any Mortgage Loan that would: (i) (A) affect the amount or timing of any related payment of principal, interest or other amount payable (other than penalty charges) under such Mortgage Loan, or otherwise extend the stated maturity date of such Mortgage Loan or (B) materially and adversely affect the security for such Mortgage Loan; (ii) release the related guarantor or otherwise materially modify the terms of the related guaranty; (iii) result in the release, addition or substitution of any collateral for an outstanding Mortgage Loan; or (iv) result in any subordinated or mezzanine debt with respect to such Mortgage Loan or the related Mortgaged Property. “Maximum Amount” shall have the meaning set forth in the Letter Agreement.

22 739191471 20664933 “Maximum Principal Balance” shall mean, with respect to any Mortgage Loan, the maximum principal balance of such Mortgage Loan under the terms of the Mortgage Loan Documents. “MBA Method” shall mean a method of calculating delinquency of a Mortgage Loan based upon the Mortgage Bankers Association method, under which method a Mortgage Loan is considered delinquent if the payment had not been received by the end of the day immediately preceding the Mortgage Loan’s next due date (generally the last day of the month in which the payment was due). For example, a Mortgage Loan with a due date of March 1, 2020, with no payment received by the close of business on March 31, 2020, would have been reported as delinquent on April 1, 2020. “Minimum Maintenance Amount” shall mean, with respect to any Eligible Loan and as of any date of determination, the product of (a) the Asset Value of such Eligible Loan as of such date of determination and (b) the applicable Advance Rate. “Mortgage” shall mean with respect to any Mortgage Loan, the fee simple deed of trust or fee simple mortgage or fee simple deed to secure debt securing the related Mortgage Note and encumbering the related Mortgaged Property. “Mortgage Loan” shall mean a loan evidenced by a Mortgage Note and secured by a Mortgage on Mortgaged Property. “Mortgage Loan Document” shall mean each document that is part of the Asset File. “Mortgage Loan Schedule” shall mean a schedule attached to each Confirmation containing asset data regarding the Mortgage Loans to be subject to the proposed Transaction, in form and substance reasonable satisfactory to the Buyer. “Mortgage Note” shall mean with respect to any Mortgage Loan, a mortgage note evidencing such Mortgage Loan and secured by the related Mortgage on the related Mortgaged Property. “Mortgaged Property” shall mean, with respect to any Mortgage Loan, the real property encumbered by the Mortgage related to such Mortgage Loan. “Mortgagor” shall mean the obligor on a Mortgage Note and the mortgagor/grantor under the related Mortgage(s). “Mortgagor Affidavit” shall mean an affidavit signed by a Mortgagor or guarantor attesting, among other things, that (i) such Mortgagor does not intend to use the proceeds of the Mortgage Loan for personal, family, or household purposes, (ii) the Mortgagor or guarantor does not inhabit and does not plan to inhabit the related Mortgaged Property and (iii) the principal residence of such Mortgagor or guarantor is separate and distinct from the related Mortgaged Property. “Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller,

23 739191471 20664933 Guarantor, any Subsidiary thereof, or any ERISA Affiliate thereof and which is covered by Title IV of ERISA. “Multi-Purpose Property” shall mean a Mortgaged Property which is not a Special Purpose Property. “Net Cash Flow” shall mean, in the aggregate, with respect to all Mortgage Loans at any time, the sum of an amount equal to (without duplication) (i) all Collections, minus (ii) all payments required to be remitted by Seller to any Servicer in connection with the maintenance, management and servicing of the Mortgage Loans pursuant to the applicable Servicing Agreement. “OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control. “Officer’s Certificate” shall mean with respect to the Seller, any certificate executed by an Authorized Representative thereof. Unless otherwise expressly provided herein, any Officer’s Certificate required to be delivered under this Agreement may be given on behalf of the relevant entity and shall be without personal liability to the signing Authorized Representative. “Originator” shall mean Newtek Business Lending, LLC and each other originator approved by Buyer in its sole and absolute discretion, and their respective permitted successors and assigns. “Other Connection Taxes” means, with respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Tax (other than connections arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document). “Participant Register” shall have the meaning specified in Section 18(d). “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001), as amended. “Paying Agent” shall mean U.S. Bank National Association. “Payment Date” shall mean the twenty-fifth (25th) day of each month, or if such day is not a Business Day, then the next Business Day, commencing in the month immediately following the month in which the first Purchase Date occurs. “PBGC” means the Pension Benefit Guaranty Corporation. “Permitted Encumbrances” shall mean, with respect to any Mortgaged Property, (a) the Lien for current real property taxes, water charges, sewer rents and assessments not yet due and payable, or that are being contested by appropriate proceedings conducted in good faith and with diligence, (b) covenants, conditions and restrictions, rights of way, easements, mineral right

24 739191471 20664933 reservations and other matters of public record (i) as of the date of recording of the Mortgage specifically referred to in any mortgagee’s policy of title insurance, or (ii) which are shown in updated title reports in existence as of the most recent title report received prior to the Closing Date for the Mortgaged Property, (c) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations, and (d) other matters to which like properties are commonly subject that do not, individually or in the aggregate, materially and adversely affect the value of the related Mortgage Loan. “Permitted Liens” shall mean (a) Permitted Encumbrances, (b) Liens under the Transaction Documents or otherwise arising in favor of Buyer, (c) any standard and customary right of set off granted in favor of any financial institution in respect of the Accounts permitted pursuant to the Collection Account Control Agreement or the Deposit Account Control Agreement, as applicable, and (d) Liens imposed by law for taxes that (i) are being contested in good faith and against which adequate reserves have been established in accordance with GAAP or (ii) are not yet due. “Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof or other entity. “Plan” shall mean an employee benefit plan established or maintained by Seller, Guarantor, any Subsidiary thereof, or any ERISA Affiliate thereof during the five year period ended prior to the date of this Agreement or to which Seller, Guarantor, any Subsidiary thereof, or any ERISA Affiliate thereof makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan. “Plan Assets” shall mean “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified in operation by Section 3(42) of ERISA. “Platform Charged-off Loan” shall mean a Platform Loan which has been charged-off by the Servicer in accordance with Accepted Servicing Practices. “Platform Charged-off Percentage” shall mean the annualized percentage, as of the last day of each calendar quarter, resulting from the ratio of (i) the aggregate Unpaid Principal Balance of all Platform Loans that became Platform Charged-off Loans during the three months prior to such date of determination divided by (ii) the aggregate Unpaid Principal Balance of all Platform Loans as of such date of determination. “Platform Defaulted Loans” shall mean a Platform Loan that is a Defaulted Mortgage Loan. “Platform Defaulted Percentage” shall mean the percentage, as of the last day of each calendar quarter, resulting from the ratio of (i) the aggregate Unpaid Principal Balance of all Platform Loans that are Platform Defaulted Loans as of such date of determination divided by

25 739191471 20664933 (ii) the aggregate Unpaid Principal Balance of all Platform Loans as of such date of determination. “Platform Loans” shall mean all SBA 504 Loans (i) originated by Seller, Guarantor or its Subsidiaries and (ii) owned by Seller or any of its Affiliates. “Portfolio Interest Certificate” shall have the meaning specified in Section 29(c). “Price Differential” shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the product of (a) the Pricing Rate for such Purchased Loan and (b) the outstanding Purchase Price for such Purchased Loan, as applicable, on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination. “Pricing Rate” shall mean for each Pricing Rate Period, an annual rate equal to LIBOR for such Pricing Rate Period plus the relevant Applicable Spread for such Transaction and shall be subject to adjustment and/or conversion as provided in Section 3(k) of this Agreement, calculated based on a 360 day year for the actual number of days in the period. “Pricing Rate Determination Date” shall mean, with respect to any Pricing Rate Period, the first Business Day of such Pricing Rate Period. “Pricing Rate Period” shall mean, with respect to all Transactions, a period coinciding with each Interest Accrual Period, provided that (i) Price Differential shall only begin to accrue with respect to any Purchased Loan commencing on and including the Purchase Date for such Purchased Loan and (ii) in no event shall any Pricing Rate Period for any Transaction end subsequent to the Repurchase Date for such Transaction. “Principal Payment” shall mean, with respect to any Mortgage Loan, any payment or prepayment of principal received by the Seller, any Affiliate of Seller, the applicable Servicer or the Calculation Agent in respect thereof and the proceeds of any sale of such Mortgage Loan or any interest therein received by the Seller, any Affiliate of Seller, the applicable Servicer or the Calculation Agent. “Principal Proceeds” shall mean the following, without duplication: (i) Principal Payments (including unscheduled principal payments and any casualty or condemnation proceeds used to reduce the Unpaid Principal Balance of the related Mortgage Loan) received with respect to Mortgage Loans; (ii) Disposition Proceeds; and (iii) all proceeds paid under any insurance policy or in connection with the full or partial condemnation of a Mortgaged Property, in each case, to the extent not required to be applied to restore the related Mortgaged Property or released to the related Mortgagor or any tenants or ground lessors, in each case, up to the Unpaid Principal Balance of the related Mortgage Loan.

26 739191471 20664933 “Projected Debt Service Coverage Ratio” shall mean, with respect to any Mortgage Loan on any date of determination, the ratio of (a) the projected Available Debt Service Cash Flow for such Mortgage Loan once the Mortgaged Property is fully leased, as determined by the Buyer based on the Mortgagor’s business plan submitted by Seller to Buyer to (b) the Aggregate Business Debt for such Mortgage Loan. “Purchase Date” shall mean the date on which a Mortgage Loan and the rights related thereto are transferred by the Seller to Buyer. “Purchase Period” shall mean the period beginning on the Closing Date and ending on the earliest to occur of (i) the Extension Period, (ii) the Facility Termination Date, and (iii) the occurrence and continuance of an Event of Default. “Purchase Price” shall mean, with respect to any Purchased Loan, the price at which such Purchased Loan is transferred by Seller to Buyer on the applicable Purchase Date. The Purchase Price as of any Purchase Date for any Purchased Loan shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the Eligible Loan Amount of such Purchased Loan, by (ii) the Advance Rate for such Purchased Loan. The Purchase Price as of any date of determination following the Purchase Date for any Purchased Loan shall be an amount equal to the original Purchase Price reduced by any cash actually received by Buyer in respect of the Purchase Price of such Purchased Loan pursuant to Sections 3(m), 4(b), or 5(c) of this Agreement or other amounts applied to reduce the Purchase Price hereunder. “Purchased Loans” shall mean (i) with respect to any Transaction, the Eligible Loan or Eligible Loans sold by the Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Loans sold by the Seller to Buyer, together with all Asset Files, Servicing Agreements, Servicing Records, Servicing Rights, insurance, collection and escrow accounts relating to any such Eligible Loans. “Ramp-up Period” shall mean the period of time (x) beginning on the Closing Date and ending on the date that is ninety (90) days after the Closing Date and (y) beginning on the date of any Securitization Takeout or Whole Loan Sale in which substantially all of the Eligible Loans owned by the Seller are sold and ending on the date that is ninety (90) days after such Securitization Takeout or Whole Loan Sale. “Real Estate Settlement Procedures Act” shall mean the Real Estate Settlement Procedures Act of 1974, 12 U.S.C. §§ 2601 et seq. “Reference Time” shall mean with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Buyer in its reasonable discretion. “Register” shall have the meaning specified in Section 18(c) of this Agreement. “Registrar” shall have the meaning specified in Section 18(c) of this Agreement.

27 739191471 20664933 “Regulatory Event” shall mean, with respect to the Buyer, any event that results in (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding the Buyer or any of its Affiliates is required to maintain in connection with the Transactions, without regard to whether it is determined in reference to a reduction in the rate of return on the Buyer’s or any Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by the Buyer or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual compliance by the Buyer or any of its Affiliates with the Basel III regulations in connection with its maintenance of the Transactions. “Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Remittance Date” shall mean, with respect to each Payment Date, the Business Day immediately preceding such Payment Date. “Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA other than events for which the 30 day notice period has been waived. “Repurchase Date” shall have the meaning set forth in the Letter Agreement. “Repurchase Obligations” shall have the meaning specified in Section 6. “Repurchase Price” shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to the Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (i) the Purchase Price of such Purchased Loan as of such date of determination, (ii) the accrued but unpaid Price Differential with respect to such Purchased Loan as of such date of such determination and (iii) any fees, indemnification amounts or other amounts due to the Buyer hereunder or under any other Transaction Document. “Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect. “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Resolved Mortgage Loan” shall mean any Mortgage Loan subject to a Disposition. “Restricted Party” shall mean each Person listed on Schedule I as updated from time to time by the Seller with the consent of the Buyer, and any Affiliate of such Person. “SBA” shall mean the U.S. Small Business Administration.

28 739191471 20664933 “SBA 504 Loan” shall mean a first or second lien loan originated pursuant to and in accordance with the SBAs 504 Loan Program. “SBA 504 Loan Program” shall mean the Development Company Loan Program set forth in Subpart H of Title 13 Code of Federal Regulations Part 120. “SBA SOP” shall mean the SBA Standard Operating Procedure 50 10 6, as may be amended, restated and/or updated from time to time. “SBL” shall mean Small Business Lending, LLC. “SEC” shall have the meaning specified in Section 23(a). “Second Lien Mortgage Loan” shall mean any Mortgage Loan secured by a second lien on the Mortgaged Property. “Securitization Takeout” shall mean a public or private transfer, sale or financing of one or more of the Purchased Loans by which Seller or one or more of its Affiliates directly or indirectly securitizes a pool of one or more of the Purchased Loans, including, without limitation, any such transaction involving the sale of Purchased Loans to a special purpose entity organized for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass- through securities of any kind. “Seller” shall have the meaning set forth in the introductory statement. “Seller Parties” shall mean each of the Seller, the Servicer (but only if the Servicer is an Affiliate of the Seller), the Back-up Guarantor and the Guarantor. “Servicer” shall mean SBL and any other entity responsible for servicing or subservicing, as the case may be, of any of the Mortgage Loans subject to Transactions hereunder that has been approved by Buyer in writing, or, in each case, any successor or permitted assigns thereof; provided, the Buyer may (in its sole discretion) revoke a Servicer’s authorization to service or subservice a Mortgage Loan at any time following the occurrence and continuance of an Event of Default. “Servicer Acknowledgment” shall mean each acknowledgment (if any) executed in connection with the related Servicing Agreement by a Servicer in favor of the Buyer in form and substance reasonably acceptable to the Buyer. “Servicer Termination Event” shall mean any of the following: (i) Failure of any Servicer to perform its duties under the Servicing Agreement or Servicer Acknowledgment in any material respect; (ii) The suspension or termination of the Servicer as an approved servicer under any government program;

29 739191471 20664933 (iii) Failure of any Servicer to make any Servicing Advance required to be made pursuant to the terms of the Servicing Agreement; (iv) (A) Any failure of the Servicer to maintain any license required for the Servicer to service the Mortgage Loans or termination of a substantial portion of the Servicer’s existing servicing contracts or (B) any material dispute, licensing issue, litigation, audit, revocation, sanctions, penalties, investigation, proceeding or suspension between any Servicer or subservicer and any governmental authority, including the SBA, as to which individually or in the aggregate, in Buyer's sole discretion is reasonably likely to give rise to a Material Adverse Event; (v) An Insolvency Event with respect to the Servicer shall occur; (vi) The occurrence of an “Event of Default” or equivalent event as defined in the applicable Servicing Agreement or Servicer Acknowledgment with respect to any Servicer; or (vii) Failure of the Servicer to comply with the deposit requirements set forth in the applicable Servicing Agreement or applicable Servicer Acknowledgment. “Servicing Advances” shall mean all customary, reasonable and necessary “out-of- pocket” costs and expenses incurred by any Servicer after the start of the initial Collection Period with respect to such Servicer in the performance of its servicing obligations under the applicable Servicing Agreement, including (a) the cost of preservation, inspection, restoration, protection and repair of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes, assessments and insurance premiums, (b) the cost of any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations or any suits brought against the Servicer by any Mortgagor or any third party, (c) the cost of obtaining any legal documentation required to be included in the servicing file and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for such Servicer to perform their respective obligations under the Servicing Agreements, (d) the cost of executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the related Mortgagor, and (e) any fees and expenses incurred in connection with sales, refinancings or short refinancings of Mortgage Loans. “Servicing Agreement” shall mean the Servicing Agreement, dated as of the Closing Date, among the Seller, Servicer and Buyer, and any additional servicing agreements between the Seller and a Servicer in form and substance reasonably acceptable to the Buyer. “Servicing Records” shall have the meaning specified in Section 28(b). “Servicing Rights” shall mean Seller’s right, title and interest in and to any and all of the following, in each case as the same may be subject to the terms of any applicable Servicing Agreements and the provisions of the documentation for the applicable Mortgage Loans: (a) any and all rights of Seller to service the Mortgage Loans or to appoint (or terminate the appointment of) any third party as servicer of the Mortgage Loans; (b) any payments to or monies received by

30 739191471 20664933 or payable to Seller Party (as opposed to any third-party servicer) as compensation for servicing the Mortgage Loans (including, without limitation, workout fees, consent fees, liquidation fee, late fees, penalties or similar amounts payable to Seller Party); (c) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller Party (individually or as servicer) thereunder (including all rights to set the compensation of any third-party servicer); (d) the right, if any, to appoint a special servicer or liquidator of the Mortgage Loans; and (e) all rights of Seller Party to give directions with respect to the management and distribution of any collections, escrow accounts, reserve accounts or other similar payments or accounts in connection with the Mortgage Loans. “SIPA” shall have the meaning specified in Section 23(a). “SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Special Purpose Property” shall mean a Mortgaged Property which is a “Limited or Special Purpose Property” as defined in the SBA SOP. “Subsidiary” shall mean with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Transaction” shall have the meaning specified in Section 1. “Transaction Conditions Precedent” shall mean, with respect to each proposed Transaction,

31 739191471 20664933 (i) Seller shall have delivered to Buyer, in form and substance satisfactory to Buyer and not later than the Transaction Request Deadline (or such later date as is specified below): (A) the related Funding Certification with respect to each Eligible Loan in accordance with the provisions of Section 3(a); (B) a Mortgage Loan Schedule reflecting the Mortgage Loans subject to the proposed Transaction; (C) to the extent not already delivered, an electronic copy of the Asset File for the related Mortgage Loans shall have been delivered to the Custodian no later than 5:00 PM Eastern two (2) Business Days prior to the requested Purchase Date (and the original paper copy of the Asset File to be delivered within five (5) Business Days of such Purchase Date via a reputable overnight courier service for delivery to the Custodian) and the Custodian shall have delivered its Custodial Receipt in accordance with the provisions of the Custodial Agreement or, solely with respect to the initial Purchase Date, such later date consented to by Buyer in its discretion, provided, that if Seller cannot deliver, or cause to be delivered by such time, (A) any Mortgage Loan Document (other than the Mortgage Note) that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Buyer or Custodian (x) within five (5) Business Days of the applicable Purchase Date, a duplicate original thereof, together with a receipt from a representative of the title company to which such document was delivered for recording and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or an electronic copy thereof, with official evidence of submission for recording (including stamp filed copies) thereon, if applicable and (B) any document in the Asset File other than a Mortgage Loan Document required by its terms to be recorded, due to an unavoidable delay outside the control of Seller, then Seller shall deliver to Buyer or Custodian within thirty (30) days of the applicable Purchase Date, either the original of such document, or an electronic copy thereof certified by Seller to be a true and correct copy of the original; (D) such other documents pertaining to the Transaction as Buyer may reasonably request, from time to time; (ii) the Buyer shall have decided to enter into the proposed Transaction in its sole and absolute discretion; (iii) Each Mortgage Loan in the proposed Transaction is an Eligible Loan; (iv) Seller shall have paid all fees, expenses, indemnity payments and other amounts that are then due and owing under the Transaction Documents;

32 739191471 20664933 (v) the representations and warranties of the Seller set forth in Article 9 hereof shall be true and correct in all material respects as if made on and as of the date of each Transaction; provided that any such representations and warranties permitted to be excepted or waived by the Buyer in writing shall be excluded and, provided, further, that if any such representations and warranties are expressly made only as of a prior date, such representations and warranties shall be true as of such prior date; provided, further, that at the request of Buyer, Seller shall provide an Officer’s Certificate signed by a responsible officer of the Seller certifying as to the truth and accuracy of the same; (vi) Seller, Back-up Guarantor and Guarantor shall have performed all agreements to be performed by them hereunder, under the Back-up Guaranty and under the Guaranty, respectively; (vii) no Default, Event of Default or Material Adverse Event shall have occurred and be continuing or would result from such Transaction; (viii) with respect to the Servicer, (i) a (x) Servicing Agreement duly executed by such Servicer and Seller, and (y) if required by Buyer, an executed Servicer Acknowledgment, in form and substance satisfactory to Buyer, shall each have been delivered to Buyer and (ii) immediately prior to such Transaction, and immediately after giving effect to such Transaction, no Servicer Termination Event shall exist and be continuing, and no notice of removal or resignation of any Servicer shall have been given; (ix) Buyer shall have received a copy of any amendments or updates to the Underwriting Criteria certified by Seller to be a true and complete copy (to the extent not already delivered to Buyer) that clearly identifies the changes to the Underwriting Criteria, and such amendments shall have been approved, in each case, to the extent required pursuant to this Agreement; (x) Buyer shall have received for each Mortgage Loan subject to a hedging arrangement, if any, an assignment of such hedging arrangement duly executed by Seller and the related hedging party, and in favor of Buyer; (xi) Seller shall have, or have caused to be, deposited all amounts required under Article 5 into the Distribution Account; (xii) Buyer shall have received a security release certification for each Mortgage Loan that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date that is duly executed by the related secured party and Seller and in form and substance satisfactory to Buyer, and such secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Mortgage Loan, and each such release and Uniform Commercial Code termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Asset File;

33 739191471 20664933 (xiii) the Purchase Price for each proposed Transaction shall not cause the aggregate Eligible Loan Amount for all relevant Purchased Loans to exceed any Concentration Limit, as applicable; (xiv) no Regulatory Event shall exist and be continuing; (xv) proposed funds to be advanced shall in the aggregate be no less than $2,000,000 and no more frequently than two (2) times per calendar week; (xvi) immediately prior to such Transaction, and after giving effect to such Transaction, the Aggregate Outstanding Amount shall be no greater than the Maximum Amount; (xvii) immediately prior to such Transaction, and immediately after giving effect to such Transaction, no Breakeven Deficit shall exist and be continuing; (xviii) no Insolvency Event shall have occurred with respect to any Seller Party; (xix) with respect to the Back-up Servicer, (i) (x) the Back-up Servicing Agreement duly executed by the Back-up Servicer and Seller, and (y) an executed Back- up Servicing Agreement Side Letter, in form and substance satisfactory to Buyer, shall each have been delivered to Buyer and (ii) no Back-up Servicer Termination Event shall have occurred and be continuing; and (xx) the Extension Period is not in effect. provided, however, that any Transaction Condition Precedent may be waived in writing (which written waiver may be in the form of an email) by the Buyer in its sole and absolute discretion. “Transaction Documents” shall mean, collectively, this Agreement, the Letter Agreement, all Confirmations executed pursuant to this Agreement, the Guaranty, the Back-up Guaranty, the Custodial Agreement, any Deposit Account Control Agreement, any Servicer Acknowledgment, the Collection Account Control Agreement, the Calculation Agent Side Agreement and any and all other documents and agreements executed and delivered by Seller Party in connection with this Agreement or any Transactions hereunder, as they may be amended, restated or otherwise modified from time to time. “Transaction Request Deadline” shall mean 10:30 a.m. (New York City time) two (2) Business Days prior to the requested Purchase Date. “Transfer” shall have the meaning specified in Section 10(b). “Treasury Regulations” shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time. “Truth in Lending Act” shall mean the Truth in Lending Act of 1968, 15 U.S.C. §§1601 et seq.

34 739191471 20664933 “UCC” shall have the meaning specified in Section 6 of this Agreement. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Underwriting Criteria” shall mean the criteria used by the Originator or the Seller, as applicable, in originating commercial mortgage loans, as in effect as of the Closing Date and attached hereto as Exhibit IV, which underwriting criteria may be modified from time to time solely with the consent of the Buyer (such consent not to be unreasonably withheld or delayed). “Unpaid Principal Balance” shall mean with respect to each Mortgage Loan and any date of determination, the principal amount of such Mortgage Loan advanced at its origination or thereafter, less all Principal Proceeds, forgiveness of principal and other amounts credited against the principal balance of such Mortgage Loan prior to such date of determination. For the avoidance of doubt, any deferral of principal approved by a Servicer in accordance with the terms of a Servicing Agreement shall not reduce the Unpaid Principal Balance of a Mortgage Loan. “Upfront Fee” shall have the meaning given thereto in the Letter Agreement. “Volcker Rule” shall mean Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act. “Whole Loan Sale” shall mean the sale of one or more Purchased Loans by Seller to an unaffiliated third party in a single transaction, or to the same unaffiliated party in any calendar month. “Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

35 739191471 20664933 (b) Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular paragraph, section, subsection, or clause contained in this Agreement. Each of the definitions set forth in Section 2 hereof shall be equally applicable to both the singular and plural forms of the defined terms. Unless specifically stated otherwise, all references herein to any agreements, documents or instruments shall be references to the same as amended, restated, supplemented or otherwise modified from time to time. 3. INITIATION; CONFIRMATION; TERMINATION; FEES; EXTENSION (a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, the satisfaction of the Closing Date Conditions Precedent and Transaction Conditions Precedent set forth herein), during the Purchase Period, Buyer agrees to consider, on an uncommitted basis, entering into Transactions from time to time, no more than twice per calendar week, pursuant to written request at the initiation of Seller as provided in this Agreement. No later than the Transaction Request Deadline, the Seller shall deliver to the Buyer (i) a certification (each, a “Funding Certification”, substantially in the form specified in Exhibit II hereto) in the affirmative with respect to each Transaction Condition Precedent listed on such Funding Certification, (ii) a current monthly report from the Calculation Agent, which report may be in electronic form and (iii) a Confirmation with respect to the related Transaction (including any Approved Representation Exceptions proposed by Seller). Buyer shall have the right to review all Mortgage Loans proposed to be sold to Buyer in any Transaction and to conduct its own due diligence investigation of such Mortgage Loans as Buyer determines in accordance with Section 27. For the avoidance of doubt, Buyer shall not be required to consider entering into any Transaction if an Event of Default has occurred and is continuing with respect to any Transaction Documents. (b) Upon agreeing to enter into a Transaction hereunder, provided each of the Closing Date Conditions Precedent and Transaction Conditions Precedent shall have been satisfied or waived, as determined by Buyer in its sole and absolute discretion, Seller shall promptly execute a written confirmation (which shall also be in electronic form) in the form of Exhibit I attached hereto with respect to such Transaction (a “Confirmation”). Such Confirmation shall describe each Mortgage Loan relating to such Transaction and shall set forth: (i) the Purchase Date, (ii) the Unpaid Principal Balance, (iii) the Maximum Principal Balance, (iv) the Advance Rate, (v) the Eligible Loan Amount,

36 739191471 20664933 (vi) the Purchase Price, (vii) the initial Repurchase Date, (viii) the initial Pricing Rate (including the Applicable Spread) applicable to the Transaction, (ix) any Approved Representation Exceptions, and (x) any additional terms or conditions required by Buyer in connection with the Transaction. The initial Pricing Rate shall be determined on the initial Pricing Rate Determination Date and shall be reset on a monthly basis for all Purchased Loans then subject to Transactions. Buyer or its agent shall determine the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify the Seller of such rate for such period on such Pricing Rate Determination Date. (c) Each Confirmation executed by Seller and accepted by Buyer shall, together with this Agreement, be conclusive evidence of the terms of the Transactions covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail. (d) [Reserved]. (e) [Reserved]. (f) Seller shall be entitled from time to time to reduce the Aggregate Outstanding Amount on any Business Day; provided, however, that: (A) Seller notifies Buyer in writing of its intent to reduce the Aggregate Outstanding Amount no later than ten (10) Business Days prior to such payment, with a copy to the Calculation Agent; (B) on the applicable prepayment date, Seller’s prepayment shall be applied to reduce pro rata the Purchase Price of all Purchased Loans subject to Transactions under this Agreement as of such prepayment date; and (C) no Purchased Loan shall be released from the Lien of this Agreement except in accordance with Section 12. (g) On the applicable Repurchase Date for any Transaction, termination of such Transaction, as consented to in writing by Buyer, shall be effected by transfer to the Seller or its agent of the applicable Purchased Loans (free of any Lien created by Buyer pursuant to Section 8(a)) against the simultaneous transfer of the Repurchase Price for such Transaction to an account of Buyer. Immediately following such payment, Buyer shall be deemed to have released all of its direct and indirect interests in such Purchased Loans, without further action by any Person and Buyer shall direct Custodian to release the related Asset File to the Seller or its

37 739191471 20664933 designee pursuant to the Custodial Agreement and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Loans, Buyer shall deliver or cause to be delivered an amendment thereto or termination thereof evidencing the release of such Purchased Loan from Buyer’s security interest therein. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, Buyer shall not release any of its right, title or interest in any Purchased Loan unless and until the Seller has irrevocably paid in full the Repurchase Price for each Purchased Loan subject to a Transaction and satisfied all of the Repurchase Obligations hereunder with respect thereto, whereupon Buyer shall promptly direct Custodian to return the applicable Asset File and all applicable transfer documents to the Seller. (h) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Seller without any amendment to this Agreement or any other Transaction Document, or further action or consent of the Seller. (i) In connection with the implementation of a Benchmark Replacement, the Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Seller. (j) The Buyer will promptly notify the Seller with a copy to the Calculation Agent of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (k) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Buyer pursuant to this Section 3(j) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Seller. (k) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark

38 739191471 20664933 Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Buyer may modify the definition of “Pricing Rate Period” for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Buyer may modify the definition of “Pricing Rate Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor without consent from the Seller. (l) Notwithstanding any other provision herein, if Buyer shall have reasonably determined that the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Transaction Documents Buyer shall not enter into new Transactions. If the Buyer requests any payment of amounts pursuant to this Section 3(l), the Seller shall have the right to prepay the facility in full and repurchase all of the Purchased Loans by payment of the aggregate Repurchase Price, and such prepayment shall not be subject to the Exit Fee. (m) Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any net actual, out of pocket loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable actual attorneys’ fees and disbursements) which Buyer may sustain or incur as a consequence of (i) failure by Seller to terminate any Transaction after Seller has given a notice in accordance with Section 3(f) of a termination of a Transaction or (ii) any payment of all or any portion of the Repurchase Price for any Purchased Loan on any day other than a Payment Date or the Repurchase Date for such Purchased Loan (including, without limitation, any actual out of pocket loss, cost or expense arising from reemployment of funds obtained by Buyer to maintain Transactions hereunder or from customary and reasonable fees payable to terminate deposits from which such funds were obtained). A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be prima facie evidence of the information set forth therein. (n) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof: (i) shall subject the Buyer to any tax of any kind whatsoever with respect to the Transaction Documents (excluding Taxes described in clause (ii) or (iii) of the definition of Excluded Taxes and Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) or change the basis of

39 739191471 20664933 taxation of payments to Buyer in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of the Buyer which is not otherwise included in the determination of LIBOR hereunder; or (ii) shall impose on Buyer any other condition; and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of continuing to perform its obligations hereunder or to reduce any amount due or owing hereunder in respect thereof, or (in the case of any change in a Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any Person controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on Buyer’s or such controlling Person’s capital as a consequence of its obligations as under the Transaction Documents to a level below that which Buyer or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material then, in any such case, Buyer may, within ninety (90) days of the event resulting in such increased costs or reduced amount, invoice Seller for such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount and include with such invoice an explanation of the event that gave rise to such increased costs or reduced amount, and such invoiced amount shall be payable to Buyer on the Payment Date following such invoice; provided, that no payment will be required hereunder in respect of any tax that is imposed under FATCA; provided, further, that Buyer shall use its reasonable efforts to minimize any increased costs payable pursuant to this Section 3(n). If the Buyer requests any payment of amounts pursuant to this Section 3(n), the Seller shall have the right to prepay the facility in full and repurchase all of the Purchased Loans by payment of the aggregate Repurchase Price, and such prepayment shall not be subject to the Exit Fee. (o) If Buyer shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital to be held by Buyer in respect of any Transaction hereunder or reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to the Seller of a written request therefor, the Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to the Seller and shall be prima facie evidence of such additional amounts.

40 739191471 20664933 This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Loans. If the Buyer requests any payment of amounts pursuant to this Section 3(o), the Seller shall have the right to prepay the facility in full and repurchase all of the Purchased Loans by payment of the aggregate Repurchase Price, and such prepayment shall not be subject to the Exit Fee. (p) Seller shall have the right at any time, upon ten (10) Business Days prior notice to Buyer, to transfer cash to Buyer for the purpose of reducing the Purchase Price of, but not terminating, any Transaction. (q) Except upon the occurrence and during the continuance of an Event of Default, following receipt of a Margin Notice, Seller may, upon prior written notice to the Buyer, make a partial prepayment (an “Early Partial Repurchase Payment”) of the Purchase Price in an amount up to the Breakeven Deficit specified on the most recent Margin Notice. (r) Upon the occurrence of a Mandatory Early Repurchase Event with respect to any Purchased Loan, Buyer may, upon written notice to the Seller, accelerate the Repurchase Date of such Purchased Loan to the date (the “Mandatory Early Repurchase Date”) which is five (5) Business Days following such notice, and require that the Seller pay the Repurchase Price relating to such Purchased Loan to Buyer on such Mandatory Early Repurchase Date in accordance with Section 3(g). (s) If Buyer shall exercise its rights under Sections 3(h), 3(i), 3(k) or 3(l), Buyer shall provide written notice thereof to Seller, and Seller shall then shall have the right, at any time thereafter (unless Buyer has at such time waived any claims pursuant to such Sections or such Sections no longer apply) to terminate this Agreement or all Transactions hereunder and, in connection with any such termination, notwithstanding anything to the contrary contained herein or in any other Transaction Document, there shall be no prepayment fee, premium, breakage fee or similar payment due to Buyer or payable by Seller, and provided that such repurchase and termination occurs within fifteen (15) days of receipt of Buyer’s written notice, then Seller shall not be responsible for any increased costs for any period prior to such termination. 4. MARGIN MAINTENANCE (a) Buyer shall determine the Market Value and Minimum Maintenance Amount of each Purchased Loan on each Business Day and shall determine (i) the amount, if any, by which the Minimum Maintenance Amount is less than the Purchase Price for each Purchased Loan (a “Margin Deficit”), and (ii) the amount, if any, by which the Aggregate Outstanding Amount exceeds the sum of the Minimum Maintenance Amount of all Purchased Loans (the “Breakeven Deficit”). (b) If at any time a Breakeven Deficit in an aggregate amount equal to at least $150,000 exists, then Buyer may by notice (which notice shall include a copy sent by electronic mail in accordance with Section 16 hereof) (a “Margin Notice”) to the Seller, with a copy to the Calculation Agent, require the Seller to make an Early Partial Repurchase Payment with respect to the Purchased Loans in an amount equal to the Breakeven Deficit in accordance with Section 3(q) by no later than the date that is (i) if notified by the Buyer before 3:00 PM Eastern on a

41 739191471 20664933 Business Day, then by 6:00 PM Eastern on the next Business Day following such Business Day or (ii) if notified by the Buyer on or after 3:00 PM Eastern on a Business Day, then by 6:00 PM Eastern two Business Days following such Business Day. Any Early Partial Repurchase Amount shall be applied to reduce ratably the Margin Deficit of each Purchased Loan which has a Margin Deficit. (c) The failure of, or delay by, Buyer on any one or more occasions, to exercise its rights under Sections 4(b) of this Agreement shall not (i) change or alter the terms and conditions to which this Agreement is subject, (ii) limit the right of Buyer to do so at a later date or (iii) limit Buyer’s rights under this Agreement or otherwise existing by law. 5. INCOME PAYMENTS AND PRINCIPAL PAYMENTS (a) On each Payment Date, Seller shall be obligated to pay to Buyer, to the extent not paid on such date through the distributions required pursuant to Section 5(c), the accrued but unpaid Price Differential for each Transaction due as of such Payment Date (along with any other amounts then due and payable), by wire transfer in immediately available funds. Seller shall cause all Collections to be remitted to the Distribution Account in accordance with Section 14. All amounts transferred into the Distribution Account shall be remitted by the Calculation Agent in accordance with the provisions of Section 5(c) and Section 13(b)(iii) of this Agreement. (b) Seller shall cause each Servicer (other than the initial Servicer) to enter into a Servicer Acknowledgment. If a Servicer forwards any Collections to Seller or any of their respective Affiliates rather than in accordance with Section 14 and the applicable Servicer Acknowledgment, Seller shall (or shall cause such Affiliate to) (i) redeliver an executed copy of the Servicer Acknowledgment to the applicable Servicer, and make other commercially reasonable efforts to cause such Servicer to forward such amounts in accordance with Section 14 and such Servicer Acknowledgment, (ii) hold such amounts in trust for the benefit of Buyer and (iii) within two (2) Business Days after receipt thereof deposit any Collections in the Collection Account. (c) All Available Funds on deposit in the Distribution Account shall be applied by the Paying Agent on the related Payment Date in the following order of priority: (i) first, to the Custodian, the Paying Agent, the Back-up Servicer and the Calculation Agent, pro rata, to pay all fees, reimbursable expenses or indemnification payments owed to each such party, with such expenses and indemnification payments subject to the Annual Cap; (ii) second, to the Servicer, to pay fees and expenses owed to the Servicer to the extent not already withheld by the Servicer prior to remitting Collections on the Mortgage Loans to the Collection Account; (iii) third, to the Servicer, to reimburse the Servicer for any Servicing Advances made by the Servicer under and pursuant to the Servicing Agreement and not previously reimbursed;

42 739191471 20664933 (iv) fourth, to remit to Buyer any unpaid fees, costs, expenses, indemnity amounts and any and all other amounts due from Seller under this Agreement or the other Transaction Documents in respect of the immediately preceding Collection Period; (v) fifth, to remit to the Buyer an amount equal to the aggregate Price Differential which has accrued and is outstanding in respect of all of the Purchased Loans as of such Payment Date; (vi) sixth, to remit to the Buyer, in an amount necessary to cure any outstanding Margin Deficit; (vii) seventh, during the Purchase Period, to remit to Buyer with respect to any Principal Proceeds received during the related Collection Period, an amount equal to the product of (x) the Advance Rate applicable to each Purchased Loan with respect to which Principal Proceeds were received and (y) the amount of Principal Proceeds received with respect to such Purchased Loan, in reduction of the outstanding Purchase Price of such Purchased Loan; (viii) eighth, to remit to the Buyer, after the expiration of the Purchase Period, all remaining Available Funds until the Aggregate Outstanding Repurchase Price is reduced to zero; (ix) ninth, to remit to Buyer all other amounts due and owing from Seller to Buyer under this Agreement or the other Transaction Documents; (x) tenth, to the Custodian, the Servicer, the Paying Agent, the Back-up Servicer and the Calculation Agent, pro rata, to pay all reimbursable expenses or indemnification payments of such party, to the extent not already paid; and (xi) eleventh, to remit to the Seller the remainder, if any. Notwithstanding the preceding provisions, if a Default or an Event of Default has occurred and is continuing, all Available Funds shall be applied by the Paying Agent on each Payment Date to pay all fees, reimbursable expenses (including Servicing Advances) and indemnities owed to the Custodian, the Paying Agent, the Back-up Servicer including in its role as successor Servicer and the Calculation Agent, with any remaining amounts paid by the Paying Agent as determined by the Buyer in its sole discretion; provided that after the Repurchase Obligations have been satisfied in full, the Buyer shall promptly instruct Paying Agent to remit any remaining Available Funds to the Seller. 6. SECURITY INTEREST Buyer and Seller intend, for all purposes other than those described in Section 22(e), that all Transactions hereunder be sales to Buyer of the Purchased Loans and not loans from Buyer to

43 739191471 20664933 Seller secured by the Purchased Loans. However, in the event any such Transaction is deemed to be a loan: Seller hereby pledges all of its right, title, and interest in, to and under and grants a lien on, and security interest in (which lien and security interest shall be of first priority), all of its right, title, and interest in all of its assets, including but not limited to the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Collateral”) to Buyer to secure the payment and performance of all other amounts or obligations owing to Buyer pursuant to this Agreement and the other Transaction Documents (the “Repurchase Obligations”) (it being understood that the grant of security interest in any items described below which are otherwise sold to Buyer pursuant to any Transaction hereunder is made to secure Buyer’s interest therein in the event any such Transaction is deemed to be a loan) (i) the Purchased Loans, all payments thereon or with respect thereto due after the related Purchase Date, all related Asset Files, the Accounts and all other escrow accounts, reserve accounts and security entitlements with respect to the Mortgage Loans, the Seller’s rights (but not its obligations) under each Transaction Document, the Servicing Records, Servicing Rights and all insurance relating to the Mortgage Loans, (ii) all “general intangibles”, “accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing; and (iii) all replacements, substitutions or distributions on or proceeds, payments, Collections and profits of, and records and files relating to any and all of any of the foregoing. For purposes of the grant of the security interest pursuant to this Section 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Seller, at Seller’s sole cost and expense, shall cause to be filed (or authorize Buyer to file) in such locations as may be reasonably necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all Purchased Loans or words of similar effect, regardless of whether the description of the Mortgage Loans in such financing statements includes every component set forth in the definition, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Seller is an organization and the type of organization. Seller also ratifies its authorization for Buyer to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Without limiting the foregoing, Seller also hereby irrevocably authorizes the Buyer and its counsel to file, at Seller’s expense, UCC financing statements in form and substance satisfactory to the Buyer, including UCC financing statements naming the Seller as debtor and describing the Collateral as “all assets” of the debtor

44 739191471 20664933 “whether now owned or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar effect. Buyer’s security interest in the Purchased Loans, or the Collateral as a whole, shall terminate only upon (i) in the case of an individual Purchased Loan, the repurchase or release thereof in accordance with this Agreement and (ii) in the case of the Collateral as a whole, the termination of the Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith. Upon any such termination, Buyer shall authorize the Seller to file such UCC termination statements and other release documents as may be commercially reasonable to evidence the release of Buyer’s lien on and security interest in the applicable Purchased Loans, or the Collateral, as applicable and to return the Asset Files for the related Mortgage Loans to the Seller. 7. PAYMENT, TRANSFER AND CUSTODY (a) On the Purchase Date for each Transaction, ownership of the applicable Purchased Loans shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer to an account of the Seller specified in the Confirmation relating to such Transaction of the difference between (i) the Purchase Price specified in the Confirmation minus (ii) any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements payable to Buyer pursuant to Section 27 or Section 30(d) in connection with such Transaction. (b) In connection with each sale, transfer, conveyance and assignment of a Purchased Loan(s), on or prior to each Purchase Date with respect to such Purchased Loan, the Seller shall cause the Custodian to deliver a Custodial Receipt on the Purchase Date concerning the receipt of the Asset Files pertaining to each of the Mortgage Loans identified in the related Confirmation. (c) The Asset Files shall be maintained in accordance with the Custodial Agreement. Any Asset Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by the Seller or its designees for the benefit of Buyer as the owner thereof. Seller or its designees shall maintain a copy of the Asset File and the originals of the Asset Files not delivered to Buyer or Custodian as its designee. The possession of the Asset Files by the Seller or its designees is at the will of Buyer for the sole purpose of servicing the related Mortgage Loans, and such retention and possession by the Seller or its designees is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of the Seller or its designees with respect to each Purchased Loan shall be marked appropriately to reflect clearly the interest of Buyer hereunder with respect to the related Mortgage Loan. Seller or its designee (including the Custodian) shall release its custody of the Asset Files only in accordance with written instructions from Buyer and in accordance with the provisions of the Custodial Agreement, unless such release is required as incidental to the servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan by the Seller or as otherwise required by law. From time to time as available, Seller shall forward (or cause to be forwarded) to the Custodian additional original documents or additional copies of documents evidencing any assumption, modification, consolidation or extension of a Mortgage Loan approved in accordance with the terms of the Servicing Agreements and Servicer

45 739191471 20664933 Acknowledgments, and shall cause the Custodian to hold the same in accordance with the Custodial Agreement. With respect to all of the Mortgage Loans delivered by Seller to Buyer or its designee (including the Custodian), the Seller shall execute an omnibus power of attorney substantially in the form of Exhibit III attached hereto irrevocably appointing Buyer its attorney- in-fact with full power to, during the occurrence and continuance of an Event of Default, (i) complete and record all Assignments of Mortgage, (ii) complete the endorsements of the Mortgage Notes and (iii) take such other steps as may be reasonably necessary or desirable to enforce Buyer’s rights against such Mortgage Loans and the related Asset Files and the Servicing Records. 8. SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED LOANS (a) Title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Loans, subject, however, to the terms of this Agreement and the other Transaction Documents; provided, however, that except in connection with its exercise of remedies upon the occurrence and during the continuance of an Event of Default, Buyer shall not sell or otherwise transfer title to any Purchased Loan to any third party (other than its permitted successors and assigns) without the prior consent of the Seller, such consent not to be unreasonably withheld, conditioned or delayed. Subject to this Section 8(a) and Section 18(b), nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Loans that are subject to Transactions or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating such Purchased Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to Seller pursuant to Section 3 of this Agreement or of Buyer’s obligation to credit Available Funds to the obligations of Seller pursuant to Section 5 hereof. (b) Buyer may, at its option, deliver or cause to be delivered to the Custodian any Purchased Loans delivered to (or at the direction of) Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Loan shall remain in the custody of Seller or any Affiliate thereof. 9. REPRESENTATIONS AND WARRANTIES OF SELLER (a) Seller Representations. The Seller represents and warrants to Buyer as of the Closing Date and as of each Purchase Date as follows: (i) Organization and Authority. The Seller is a limited liability company, duly organized, validly existing and in good standing solely under the laws of the State of Delaware. The Seller (i) has all requisite power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted and as contemplated in the Transaction Documents, and (ii) is duly qualified to do business in each jurisdiction in which failure to so qualify would have or result in a Material Adverse Event. The Seller has all requisite power and authority to execute, deliver and perform the Transaction Documents to which it is a party.

46 739191471 20664933 (ii) Due Authorization and Execution; No Conflict. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, and the consummation by the Seller of the transactions contemplated thereby, (i) have been duly authorized by all requisite action of the Seller and have been duly executed and delivered by the Seller; (ii) do not violate any provisions of (A) any applicable law or order of any Governmental Authority binding on the Seller or any of its properties, the effect of which would have or result in a Material Adverse Event, or (B) its organizational documents; (iii) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which the Seller is a party, or by which the properties or assets of the Seller is bound, the effect of which would have or result in a Material Adverse Event; (iv) except as set forth herein or therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of the Seller, (v) except for filings in connection with the perfection of Buyer’s Liens, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person that has not been obtained except where the failure to so obtain would have or result in a Material Adverse Event and (vi) do not require compliance with any bulk sales act or similar law. (iii) Enforceability. Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether in a proceeding at law or in equity). (iv) Litigation. (i) The Seller is not a party to any pending or threatened action, suit, proceeding or investigation related to the business of the Seller, (ii) there is no pending or, to the knowledge of the Seller, threatened action, suit, proceeding or investigation involving the Seller or its businesses, in any case that could reasonably be expected to prevent or materially delay the consummation by the Seller of the transactions contemplated herein, (iii) the Seller has not had any reason to believe that any action, suit, proceeding or investigation may be brought or threatened against the Seller’s business that would have or result in a Material Adverse Event, (iv) the Seller is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority, nor is there any action, suit, proceeding, inquiry or investigation by any Governmental Authority, in either case, that could reasonably be expected to prevent or materially delay the consummation by the Seller of the

47 739191471 20664933 transactions contemplated herein, and (v) the Seller has not had any material existing accrued and/or unpaid penalties, fines or sanctions imposed by and owing to any Governmental Authority or any other governmental payor related to its business or the owning, origination, acquisition, servicing or financing of mortgage loans. (v) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to any of the Transaction Documents. (vi) Financial Statements and Reports. Any financial statements and financial information relating to the Seller that may hereafter be delivered to Buyer by the Seller (i) are consistent with the books of account and records of the Seller, (ii) other than interim financial statements, have been prepared in accordance with GAAP, on a consistent basis throughout the indicated periods, except that any unaudited financial statements contain no footnotes or year-end adjustments, and (iii) are complete and correct in all material respects and present fairly in all material respects the financial condition, assets and liabilities and results of operations of the Seller at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied. The Seller has no material obligations or liabilities of any kind required to be disclosed therein that are not disclosed in such financial statements, and since the date of the most recent financial statements submitted to Buyer pursuant to this Agreement, there has not occurred any event or condition that would have or result in a Material Adverse Event. (vii) Good Title. On the date hereof and immediately prior to the purchase of any Mortgage Loans by Buyer from Seller, Seller owned such Mortgage Loans, free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such to Buyer and, upon transfer thereof to Buyer, Buyer shall be the owner of such Mortgage Loans free of any adverse claim, subject to the rights of Seller pursuant to the terms of this Agreement. In the event that any Transaction is characterized as a secured financing of the related Mortgage Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid “security interest” (as defined in Section 1-201(b)(37) of the UCC) in all rights, title and interest of Seller in, to and under the Collateral and Buyer shall have a valid perfected first priority security interest in the Collateral. (viii) Compliance with Law. The Seller (i) is in compliance with all applicable laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (i) and (ii),

48 739191471 20664933 where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Event. The Seller has maintained all records required to be maintained by any applicable Governmental Authority except where a failure to do so could not reasonably be expected to be, have or result in a Material Adverse Event. (ix) Solvency. The Seller is and, after giving effect to the transactions and the incurrence of indebtedness contemplated by the Transaction Documents, will be solvent and able to meet its obligations and liabilities as they become due, and the assets of the Seller, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Seller, and no unreasonably small capital base exists with respect to the Seller. (x) No Default. No Event of Default or Default exists under or with respect to the Transaction Documents. (xi) Disclosure. No document, certificate, or written statement furnished to Buyer and prepared by or on behalf of the Seller in connection with the transactions contemplated by the Transaction Documents, nor any representation or warranty made by the Seller in any Transaction Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was furnished. There is no fact known to the Seller which has not been disclosed to Buyer in writing which would have or result in a Material Adverse Event. (xii) Names. The Seller’s exact legal name is as set forth on its signature page hereto. Neither the Seller nor any of its predecessors has conducted business under or used any other name (whether corporate, partnership or assumed). (xiii) Non-Subordination. The Repurchase Obligations are not subordinated in any way to any other obligations of the Seller or to the rights of any other Person. (xiv) Use of Proceeds. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Purchase Price will be used by the Seller to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security. (xv) Anti-Terrorism; OFAC.

49 739191471 20664933 (A) Neither the Seller nor any Person controlling or controlled by the Seller, nor any Person having a beneficial interest in the Seller, nor any Person for whom the Seller is acting as agent or nominee in connection with this transaction (“Transaction Persons”) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (B) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (C) is a Person on the list of Specially Designated Nationals and Blocked Persons or is in violation of the limitations or prohibitions under any other OFAC regulation or executive order. (B) No part of the proceeds of the Purchase Price will be used, directly or indirectly, by any Seller Party for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. (C) The Seller acknowledges by executing this Agreement that the Buyer has notified the Seller that, pursuant to the requirements of the Patriot Act, Buyer is required to obtain, verify and record such information as may be necessary to identify the Seller, and confirm that the applicable direct or indirect owner of Equity Interests of the Seller has obtained, verified and recorded such information as may be necessary to identify any Person owning ten percent (10.00%) or more of the direct or indirect Equity Interests of the Seller (including, without limitation, the name and address of such Person) in accordance with the Patriot Act. (xvi) ERISA. The assets of the Seller do not constitute Plan Assets and the Seller is not subject to any applicable law that regulates investments of, and fiduciary obligations with respect to, governmental plans, that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and that would be violated by the transactions contemplated by this Agreement or any other Transaction Document. (xvii) Representations and Warranties Regarding the Mortgage Loans. With respect to each Purchased Loan, each representation and warranty set forth on Schedule II is true and correct.

50 739191471 20664933 (xviii) Investment Company Act. The Back-up Guarantor (a) has elected to be regulated as a business development company under the Investment Company Act, (b) is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of the Buyer, nor is a person of which the Buyer, or any “affiliated person” of the Buyer, is an “affiliated person” (as defined in Section 2(a)(3) of the Investment Company Act), (c) is not a person with respect to which the Buyer or any “affiliated person” of the Buyer has acted in the capacity of “principal underwriter” or “promoter” (as those terms are defined in Section 2(a)(20) and (30) of the Investment Company Act) and (d) has duly elected to be regulated as a “business development company” within the meaning of the Investment Company Act and is eligible to make such an election. The Seller is structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the Volcker Rule, as amended. (xix) Taxes. Seller has filed or caused to be filed all federal and other material Tax returns which would be delinquent if they had not been filed on or before the date hereof and has paid all Taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; no Tax liens have been filed against any of Seller’s assets and, to the best knowledge of Seller, no claims are being asserted with respect to any such Taxes, fees or other charges. (xx) Tax Status. Seller is a disregarded entity within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a United States person (as defined in Code section 7701(a)(30)). Seller is not subject to any Tax in any jurisdiction outside the United States. Seller has not taken (or permitted any other Person to take) any action that would reasonably be expected to cause Seller to be subject to any material amount of Taxes imposed by a state or local taxing authority, other than an action contemplated under the Transaction Documents. (xxi) Judgments/Bankruptcy. Except as disclosed in writing to Buyer there are no judgments against Seller Party unsatisfied of record or docketed in any court located in the United States of America and no Insolvency Event has ever occurred with respect to Seller Party. (xxii) Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is as set forth on Annex I attached hereto. Seller’s jurisdiction of formation is Delaware. The location where

51 739191471 20664933 Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address. (b) On the Purchase Date for any Transaction, Seller shall be deemed to have made all of the representations set forth in this Section 9 as of such Purchase Date. 10. NEGATIVE COVENANTS OF SELLER During the term of this Agreement and so long as any Transaction is in effect hereunder, Seller shall not without the prior written consent of Buyer: (a) take any action which would directly or indirectly impair or adversely affect Buyer’s title or interest to any of the Purchased Loans subject to Transactions, or claim any credit on, make any deduction from, or dispute the enforceability of, the payment of any amounts payable in respect of the Repurchase Obligations (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of a Governmental Authority as provided herein) or assert any claim against Buyer by reason of the payment of any taxes levied or assessed upon any part of the Collateral; (b) except as otherwise permitted under this Agreement or any other Transaction Document, transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge, encumber or hypothecate, directly or indirectly (any of the foregoing, a “Transfer”), any interest in the Mortgage Loans (or any of them) while subject to Transactions to any Person other than Buyer, engage in repurchase transactions or similar transactions with respect to the Mortgage Loans (or any of them) while subject to Transactions with any Person other than Buyer, or (A) incur or assume or guarantee any indebtedness, other than the Repurchase Obligations or (B) issue any additional class of securities, other than membership interests in Seller; (c) (A) permit the validity or effectiveness of this Agreement or any grant of security hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby or (C) take any action that would permit the lien of this Agreement not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby; (d) cause any Mortgage Loan subject to a Transaction to be serviced by any servicer other than a Servicer expressly approved in writing by Buyer, or amend any Servicing Agreement, except with the prior written consent of Buyer or, solely with respect to immaterial amendments, prior written notice to Buyer; (e) send a payment redirection letter to the Mortgagor of any Mortgage Loan subject to a Transaction, or otherwise instruct any Mortgagor to make any payment due on such

52 739191471 20664933 Mortgage Loan to any account, other than a restricted or other similar account established in connection with a Servicing Agreement; (f) sponsor or maintain any Plans or have an obligation to contribute to or have any direct liability to any Plan or Multiemployer Plan; or permit Seller’s Subsidiaries, Guarantor, Guarantor’s Subsidiaries, or any ERISA Affiliate to sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan or Multiemployer Plan that could possibly result in material liability for Seller or Guarantor; (g) become an entity deemed to hold Plan Assets or become subject to any applicable law that regulates investments of, and fiduciary obligations with respect to, governmental plans, that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and that would be violated by the transactions contemplated by this Agreement or any other Transaction Document; (h) dissolve or liquidate in whole or in part, except as permitted hereunder; (i) make or incur any capital expenditures, except as reasonably required to perform its functions and operate its business in accordance with the terms of this Agreement or any other Transaction Document; (j) in the case of the Seller, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees (other than its managers to the extent they would be deemed to be employees) or, pay any distribution to its equity holders except for amounts released to the Seller (or its designee) in accordance with Section 5(c) and Mortgage Loans repurchased by the Seller from the Buyer; (k) in the case of the Seller, maintain any bank accounts other than pursuant to the Transaction Documents; (l) engage in any activity that would cause the Seller to be subject to U.S. federal, state, local or foreign income, franchises or similar tax in excess of $1,000 in any year; (m) in the case of Seller, consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person; (n) enter into any agreements, other than the Asset Documents, after the date hereof unless such agreements contain customary “non-petition” or “limited recourse” provisions; (o) permit the formation of any subsidiaries without prior consent of the Buyer; (p) engage in any business or activity other than (i) performing its obligations pursuant to this Agreement and any supplements thereto and the other Transaction Documents, (ii) entering into the Transaction Documents to which it is a party, (iii) acquiring, owning, holding and transferring Purchased Loans and the other Collateral in connection with this Agreement and (iv) originating the Mortgage Loans, and such other activities which are

53 739191471 20664933 necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; (q) enter into any Whole Loan Sale with respect to any Purchased Loans if (i) such sale would result in a Margin Deficit or (ii) Seller shall not have provided two (2) Business Days prior written notice to the Buyer; (r) directly or indirectly, seek to treat this Agreement as, or seek a judicial or similar determination that this Agreement is, unenforceable, pursuant to Section 47 of the Investment Company Act. The Seller shall not enter into any material new agreements (other than any Transaction Document to which it is a party or other agreement (including, without limitation, in connection with the sale of Collateral by the Seller) without the prior written consent of the Buyer and shall provide notice of all new agreements (other than any agreement specifically contemplated by the Transaction Documents (including, without limitation, in connection with the sale of Collateral by the Seller)) to the Buyer. 11. AFFIRMATIVE COVENANTS OF SELLER During the term of this Agreement and so long as any Transaction is in effect hereunder: (a) Seller shall duly and punctually pay Price Differential and Repurchase Price in respect of the outstanding Transactions in accordance with the terms of this Agreement. (b) So long as any Repurchase Obligation is outstanding, Seller shall maintain in full force and effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Agreement or any of the Collateral; provided that Seller shall be entitled to change its jurisdiction of registration to any other jurisdiction reasonably selected thereby so long as (i) such change is not disadvantageous in any material respect to the Buyer, (ii) written notice of such change shall have been given by Seller to Buyer within fifteen (15) days prior to such change, (iii) on or prior to the 15th day following such notice the Buyer shall not have reasonably objected to such change and (iv) the Buyer files (or authorizes the filing) in the appropriate filing office of any financing statements necessary to maintain or preserve the lien (and the priority thereof) of this Agreement following such change of Seller’s jurisdiction of registration, such filings not to be unreasonably withheld, conditioned or delayed by Buyer. (c) At Seller’s cost and expense, the Seller shall (i) within five (5) Business Days (or such longer period in the case of actions involving third parties as determined by Buyer in its reasonable discretion) after Buyer’s reasonable demand, take such further actions, use commercially reasonable efforts to obtain such consents and approvals and shall duly execute and deliver such further assignments, instructions or documents as Buyer may reasonably request in order to effectuate the purposes, terms and conditions of the Transaction Documents and the consummation of the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence

54 739191471 20664933 and during the continuation of a Default or Event of Default and (ii) upon the exercise by Buyer or any of its Affiliates of any power, right, privilege or remedy pursuant to any Asset Document or under applicable law or at equity which requires any consent, approval, registration, qualification or authorization of such Person (including, without limitation, any Governmental Authority), execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments and other documents that may be so reasonably required for such consent, approval, registration, qualification or authorization. (d) Seller shall each give notice to the Buyer of any amendments to its Governing Documents. In addition, so long as any Repurchase Obligations are outstanding, Seller shall not amend its Governing Documents without the prior written consent of the Buyer with respect thereto, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no such consent from the Buyer will be required in connection with any amendment to such Governing Document the sole purpose of which is to (i) correct inconsistencies, typographical or other errors, defects or ambiguities, in each case in a manner not materially adverse to the Buyer or (ii) conform such Governing Document to this Agreement, as it may be amended or supplemented from time to time. (e) Seller shall not take any action, and shall use its commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Mortgage Loan in accordance with the provisions hereof and as otherwise required hereby. Seller may, with the prior written consent of Buyer, contract with other Persons or any Servicer, for the performance by such Persons of actions and obligations to be performed by Seller, as applicable, hereunder and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Servicing Agreements by each Servicer. Notwithstanding any such arrangement with respect to actions and obligations to be performed by Seller, the Seller, as applicable, shall remain primarily liable with respect thereto. In the event of such contract, Seller shall punctually perform, and use commercially reasonable efforts to cause the applicable Servicer or such other Person to perform, all of their obligations and agreements contained in such Servicing Agreement or such other agreement. (f) On or before December 31, in each calendar year, commencing in 2021, the Seller shall deliver to the Buyer an Officer’s Certificate stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of the Authorized Representative, the Seller has fulfilled all of its obligations under this Agreement or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof. (g) Seller shall file, or cause to be filed, all U.S. federal and all other material tax returns required to be filed by it, and shall pay, or shall cause to be paid, all U.S. federal income and other material taxes due and payable by it and all assessments received by it, except any such taxes being contested in good faith and against which adequate reserves have been established in accordance with GAAP. Seller shall not file or elect to be characterized as an association taxable as a corporation for U.S. federal income tax purposes.

55 739191471 20664933 (h) Seller shall remain at all times either a disregarded entity within the meaning of U.S. Treasury Regulation § 301.7701-3 that is wholly owned by a United States person (as defined in Code section 7701(a)(30)) or a partnership all of the partners of which are United States persons (as defined in Code section 7701(a)(30)). If Seller is classified as a partnership for U.S. federal income tax purposes as of any taxable year, then prior to or as of such taxable year, it will make an election under section 6221(b) or section 6226(a) of the Code (or any similar election available pursuant to Treasury Regulations under sections 6221 through 6241 of the Code at such time) with respect to determinations of adjustments at the partnership level. (i) Seller shall promptly notify Buyer of any Material Adverse Event; provided, however, that nothing in this Section 11 shall relieve Seller of its obligations under this Agreement. (j) Seller shall provide Buyer with copies of such documents or certifications as Buyer may reasonably request evidencing the accuracy of the representations set forth in Section 9. (k) Seller (i) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, the liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (ii) shall, at Buyer’s reasonable request, take all action reasonably necessary to ensure that Buyer will have a first priority security interest in the Mortgage Loans subject to any of the Transactions in the event such Transactions are recharacterized as secured financings. (l) Seller shall notify Buyer of the occurrence of any Default or Event of Default as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event. (m) Seller will permit Buyer or its designated representative, in each case at Seller’s sole cost and expense, to inspect Seller’s records with respect to the Collateral and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency (but not more than twice in any calendar year so long as no Event of Default exists), and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and the Seller. (n) At any time from time to time upon the reasonable request of Buyer, at the sole expense of the Seller, Seller will promptly and duly execute and deliver to Buyer such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the security interests granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request). If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner reasonably satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith.

56 739191471 20664933 (o) Seller or, if applicable, the Buyer, shall direct each Servicer to deposit all Collections received by such Servicer on any Mortgage Loans to be remitted to the Collection Account within two (2) Business Days of such Servicer’s receipt thereof. Seller or, if applicable, the Buyer, shall cause all amounts on deposit in the Collection Account to be remitted to the Distribution Account on or prior to the Remittance Date. (p) Seller shall at all times comply in all material respects with all laws, ordinances, rules and regulations of any federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business. (q) Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP. (r) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all Taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP in all material respects. Seller shall timely file all Tax returns required to be filed by it or with respect to all or any portion of the Collateral. (s) Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office and of any change in Seller’s name or organizational structure or the places where the books and records pertaining to the Mortgage Loans are held not less than thirty (30) days prior to taking any such action. (t) Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business. (u) Seller shall provide Buyer with reasonable access to any operating statements, any occupancy status and any other property level information (including without limitation any periodic reports deliverable under a Servicing Agreement) with respect to the Mortgage Loans, plus any such additional reports as Buyer may reasonably request, in each case, to the extent available to or obtainable by Seller through commercially reasonable efforts. (v) Seller shall maintain its existence as a limited liability company organized solely and in good standing under the law of the State of Delaware and shall not dissolve, liquidate, merge with or into any other Person or otherwise change its organizational structure or

57 739191471 20664933 documents or incorporate or organize in any other jurisdiction, without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. (w) The Seller shall provide to Buyer: (i) a new Beneficial Ownership Certificate, in form and substance reasonably acceptable to Buyer, when the individual(s) identified therein as beneficial owners have changed; and (ii) such other information and documentation as may reasonably be requested by Buyer from time to time for purposes of compliance by Buyer with applicable laws and any policy or procedure implemented by the Buyer to comply therewith. As soon as practicable, and in any event within five (5) days after an Authorized Representative of the Seller obtains knowledge thereof, Seller shall provide to Buyer written notice of any change in the information provided in the Seller’s most recently furnished Beneficial Ownership Certificate that would result in a change to the list of beneficial owners identified therein. (x) Seller shall notify Buyer of any waiver, forbearance, deferral, work-out, re-aging or other modification of any type with respect to any Eligible Loan within ten (10) Business Days following such modification; provided, however, any Material Modification shall require the prior written consent of Buyer. 12. RELEASE OF COLLATERAL Provided that no Event of Default or Default has occurred and is continuing, Seller may repurchase a Mortgage Loan subject to a Transaction hereunder by paying to Buyer, subject to Sections 3(m), 10(q) and 29(b), the related Repurchase Price (whether in connection with a Securitization Takeout, a Whole Loan Sale or otherwise). Upon receipt of the applicable Repurchase Price (the “Early Repurchase Date”), as set forth above, Buyer shall with respect to any such Mortgage Loan, deliver or shall cause the Custodian to deliver the related Asset Files to Seller or Seller’s designee, if such documents have not already been delivered pursuant to a bailee agreement. 13. EVENTS OF DEFAULT; REMEDIES (a) After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Each of the following shall constitute an “Event of Default”: (i) failure of Seller to transfer the Purchased Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price) and such failure continues unremedied for two (2) Business Days after Seller’s receipt of notice from Buyer of such failure; (ii) failure of Seller to repurchase any Purchased Loan on the applicable Repurchase Date and such failure continues unremedied for two (2) Business Days after Seller’s receipt of notice from Buyer of such failure;

58 739191471 20664933 (iii) failure of Seller to pay the Aggregate Outstanding Repurchase Price in full on the Facility Termination Date; (iv) Seller defaults in the payment of any accrued and unpaid Price Differential or defaults in the payment of any other amount owing under this Agreement or the other Transaction Documents when the same becomes due and payable within two (2) Business Days of notice of such default; (v) Seller’s failure to cure any Breakeven Deficit as required by Section 4 within two (2) Business Days of notice of such failure; (vi) failure of any Seller Party to deliver any report (including financial statements) required to be delivered hereunder; (vii) failure of any Seller Party to deposit any amounts required to be deposited into the Distribution Account or Collection Account, as applicable, and such failure continues unremedied for two (2) Business Day following the applicable due date; (viii) (i) Any Seller Party or any Affiliate of any Seller Party shall default (following the expiration of all applicable notice and cure periods for defaults other than payment defaults) under, or fail to perform as required under, or shall otherwise breach the terms of any instrument, agreement or contract evidencing indebtedness between any Seller Party or any Affiliate of any Seller Party, on the one hand, and Buyer or any of Buyer’s Affiliates on the other; or (ii) any Seller Party or any Affiliate of any Seller Party shall (A) default (following the expiration of all applicable notice and cure periods for defaults other than payment defaults) under, or fail to perform as required under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by any Seller Party or any Affiliate of any Seller Party, on the one hand, and any third party on the other, (B) such default is in respect of obligations thereunder in an aggregate outstanding principal amount of at least $5,000,000, with respect to the Guarantor, and $1,000,000, with respect to the Seller, and (C) such default results in the failure to pay a matured obligation or permits the acceleration of the maturity of obligations by another party to or beneficiary of such contract; (ix) any representation, or warranty made or deemed made herein (other than the representations and warranties set forth on Schedule II hereto) or in any other Transaction Document by any Seller Party or any certificate furnished to Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and such occurrence shall not have been remedied within ten (10) Business Days after such Seller Party’s receipt of notice from Buyer of such breach;

59 739191471 20664933 (x) any lien, security interest or control granted under or in connection with the Transaction Documents or Purchased Loans terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any other Person, in each case directly, indirectly, in whole or in part; (xi) the failure of any Seller Party to perform, comply with or observe any other term, covenant or agreement applicable to such Seller Party as contained in this Agreement or any Transaction Documents and such occurrence shall not have been remedied within the cure period provided therein; (xii) an Insolvency Event shall have occurred with respect to any Seller Party; (xiii) one or more judgments or decrees shall be entered against Seller involving a liability in excess of $1,000,000 in the aggregate or against Guarantor or SBL involving a liability in excess of $5,000,000 in the aggregate, all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after entry thereof; (xiv) any Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if, as of the date thereof, Seller’s, Seller’s Subsidiaries’, Guarantor’s, or Guarantor’s Subsidiaries’ liability or any of their respective ERISA Affiliates’ liability to the PBGC, the Plan or any other entity on termination under the Plan is reasonably expected to or does result in a Material Adverse Event; (xv) Seller, Guarantor, any Subsidiary thereof or any of their respective ERISA Affiliates, in each case, as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability that is reasonably expected to or does result in a Material Adverse Event; (xvi) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, Guarantor, any Subsidiary thereof, or any of their respective ERISA Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a

60 739191471 20664933 trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) Seller, Guarantor, any of their respective Subsidiaries, or any of their respective ERISA Affiliates shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (v) any unfunded or uninsured obligation for post-retirement medical costs (other than as required by COBRA) exists, or (vi) any other event or condition shall occur or exist with respect to a Plan that is reasonably expected to result in liability under Title IV of ERISA to Seller, Guarantor, any of their respective Subsidiaries, or any of their respective ERISA Affiliates; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Event or (vii) the assets of Seller, Guarantor or any Subsidiary thereof are deemed to constitute Plan Assets or become subject to any applicable law that regulates investments of, and fiduciary obligations with respect to, governmental plans, that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and that would be violated by the transactions contemplated by this Agreement or any other Transaction Document; (xvii) The Platform Defaulted Percentage as of the last day of any calendar quarter is greater than 5.0%; (xviii) The Platform Charged-off Percentage as of the last day of any calendar quarter is greater than 2.5%; (xix) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to (i) condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property or assets of the Seller; (ii) displace the management of the Seller or to curtail its authority in the conduct of its business; or (iii) to remove, limit or restrict the approval of Seller as originator, buyer, owner, seller or servicer of Mortgage Loans, and any such action provided for in this subsection (xv) shall not have been discontinued or stayed within thirty (30) days; (xx) a Guarantor Event of Default shall occur; (xxi) Back-up Guarantor shall breach any Financial Covenant; (xxii) Back-up Guarantor shall fail to perform its obligations under the Back-up Guaranty; (xxiii) [reserved];

61 739191471 20664933 (xxiv) any Transaction Document shall for any reason (including an event of default thereunder), other than due to the negligence, action or omission by Buyer, be terminated, without the consent of Buyer, or this Agreement shall for any reason cease to create a valid, first priority perfected security interest or ownership interest upon transfer in any of the Purchased Loans; (xxv) a Servicer Termination Event shall occur; (xxvi) a Change of Control shall occur; (xxvii) the occurrence of a Material Adverse Event with respect to any Seller Party; (xxviii)each Seller Party’s representation and warranty in Section 9(a)(xviii) (Investment Company Act) of this Agreement shall be false or misleading at any time; (xxix) any Seller Party shall assign any of its rights and obligations under this Agreement or any Transaction Document to which it is a party without the prior written consent of Buyer; (xxx) any Seller Party shall make any changes to its underwriting, credit or collection policies and practices with respect to Mortgage Loans without prior approval of Buyer in its sole discretion; (xxxi) any Seller Party or the Servicer shall fail to maintain any license or satisfy any regulatory requirement necessary to remain in good standing with any regulator or licensing authority, including the SBA, the failure of which is reasonably expected to or results in a Material Adverse Event; and (xxxii) failure of the Seller to make any Servicing Advance required to be made by the Servicer, if the Servicer fails to do so. (b) Upon obtaining actual knowledge of the occurrence of an Event of Default, Seller and Buyer, as applicable, shall promptly notify the other parties hereto in writing. If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer: (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

62 739191471 20664933 (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 13(b)(i) of this Agreement: (A) Seller’s obligations hereunder to repurchase all Purchased Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and (B) the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall include the accrued and unpaid Price Differential with respect to each Purchased Loan accrued at the Pricing Rate applicable upon the occurrence of an Event of Default; and (C) Seller shall cause the Custodian to, upon the request of Buyer, deliver to Buyer all Asset Files, instruments, certificates and other documents then held by the Custodian relating to the Mortgage Loans. (iii) Upon the occurrence of an Event of Default after giving effect to any applicable grace or cure period, Buyer may (upon making reasonable effort to provide prior notice to the Seller; provided, however, than any failure by Buyer to deliver such notice shall in no way impair Buyer’s right to exercise remedies under this Article 13) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory in its sole and absolute discretion any or all of the Mortgage Loans subject to any Transaction. The proceeds of any disposition of Mortgage Loans effected pursuant to this Section 13(b)(iii) shall be applied, (v) first, to the costs and expenses incurred by Buyer in connection with Seller’s defaults; (w) second, to any and all amounts due under Section 3(l), including, but not limited to, costs of cover, if any; (x) third, to reduce the Repurchase Price of the Purchased Loans, to be allocated among the Purchased Loans by Buyer in its sole discretion; and (y) fourth, to return any excess to the Seller. (iv) The parties acknowledge and agree that (1) the Mortgage Loans relating to Transactions hereunder are not instruments traded in a recognized market, and, in the absence of a generally recognized source for prices or bid or offer quotations for any Mortgage Loans, Buyer may establish the source therefor in its sole and absolute discretion and (2) all prices, bids and offers shall be determined together with accrued available Collections (except to the extent contrary to market practice with respect to the relevant Mortgage Loans). The parties recognize that it may not be possible to purchase or sell all of the Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Mortgage Loans may not be liquid at such time. In view of the nature of the Mortgage Loans, the parties agree that liquidation of a Transaction, the Mortgage Loans pursuant to this

63 739191471 20664933 Section 13(b) does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole and absolute discretion, the time and manner of liquidating any Mortgage Loans pursuant to this Section 13(b) and nothing contained herein shall (A) obligate Buyer to liquidate any Mortgage Loans on the occurrence and during the continuance of an Event of Default or to liquidate any or all of the Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. (v) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable out-of-pocket legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default and (B) any other actual out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default. (vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state and local laws (including, without limitation, if the Transactions are characterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and the Seller Parties. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Mortgage Loans against all of the Seller Parties’ obligations to Buyer under this Agreement and the other Transaction Documents, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency. (vii) Subject to the notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. Except as expressly required herein or in the other Transaction Documents, Buyer shall not be required to give notice to the Seller Parties or any other Person prior to exercising any remedy in respect of an Event of Default. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have. (viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the

64 739191471 20664933 Mortgage Loans, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. (ix) Upon the designation of any Accelerated Repurchase Date, Buyer may, without prior notice to the Seller Parties, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Seller Parties to Buyer or any Affiliate of Buyer against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Buyer or any Affiliate of Buyer to the Seller Parties. Buyer will give notice to the other party of any set off effected under this Section 13(b)(ix). If a sum or obligation is unascertained, Buyer may estimate in good faith that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 13(b)(ix) shall be effective to create a charge or other security interest. This Section 13(b)(ix) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). (x) Seller shall, within two (2) Business Days following Buyer’s written request, execute and deliver to Buyer such documents, instruments, certificates, assignments and other writings, and do such other acts as Buyer may reasonably request for the purposes of assuring, perfecting and evidencing Buyer’s ownership of and security interests in the Purchased Loans, including without limitation: (i) forwarding, to Buyer or Buyer’s designee (including, if applicable, the Custodian), any payments Seller may hereafter receive on account of the Mortgage Loans, in each case promptly upon receipt thereof; (ii) delivering to Buyer or such designee any originals of certificates, instruments, documents, notices or files evidencing or relating to the Mortgage Loans which are in Seller’s possession or under its control; (iii) delivering to Buyer underwriting summaries, credit memos, assets summaries, status reports or similar documents relating to the Mortgage Loans and in Seller’s possession or under its control. 14. ACCOUNTS Seller shall, prior to the Closing Date, cause the Paying Agent to establish the Distribution Account at the Paying Agent, as a non-interest bearing account subject to the Deposit Account Control Agreement, into which the Seller shall cause to be remitted all Collections with respect to the Mortgage Loans in accordance with Section 11(o). All funds on

65 739191471 20664933 deposit in the Distribution Account shall be held uninvested. On each Payment Date, the Paying Agent shall distribute amounts on deposit in the Distribution Account in accordance with Section 5(c). 15. ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA INSTITUTIONS Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write- down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority. 16. NOTICES AND OTHER COMMUNICATIONS Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if delivered by one of the following methods: (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) email, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16. A notice shall be deemed to have been given (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case of email, upon delivery, provided that the transmitting party did not receive an electronic notice of a transmission failure. A party receiving a notice which does

66 739191471 20664933 not comply with the technical requirements for notice under this Section 16 may elect to waive any deficiencies and treat the notice as having been properly given. 17. ENTIRE AGREEMENT; SEVERABILITY This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. 18. ASSIGNABILITY (a) The rights and obligations of the Seller under this Agreement and the other Transaction Documents and under any Transaction shall not be assigned by the Seller without the prior written consent of Buyer, which consent may be granted or withheld in Buyer’s sole discretion. (b) Buyer may sell, assign or otherwise transfer any interest or obligation under this Agreement and the other Transaction Documents and/or under any Transaction, provided that Buyer shall obtain the prior written consent of Seller to any such sale, assignment or other transfer, including a participation, to any Restricted Party. Notwithstanding the foregoing, Buyer’s interests and obligations shall be freely transferable (A) following the occurrence of a Regulatory Event (a “Regulatory Transfer”), (B) following the occurrence and continuation of an Event of Default or (C) to any Affiliate of Buyer. Buyer shall notify the Seller at least five (5) Business Days prior to any Regulatory Transfer. Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18(b), disclose to the assignee or participant or proposed assignee or participant (which is not a Restricted Party), as the case may be, any information relating to Seller or to any aspect of the transactions contemplated by the Transaction Documents that has been furnished to Buyer by or on behalf of Seller; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement and any confidentiality provisions applicable to any of the documents related thereto. Notwithstanding the foregoing or anything herein to the contrary, to the extent Buyer sells, assigns or otherwise transfers any interest or obligation under this Agreement, Seller shall continue to take direction solely from Buyer, unless Buyer assigns all of its interests under this Agreement. (c) Buyer shall, acting for this purpose as a non-fiduciary agent of Seller (the “Registrar”), maintain a record of ownership (the “Register”) on which is entered the name and address of all assignees of Buyer and each such assignee’s interest in the rights and obligations under this Agreement and the other Transaction Documents. All assignments pursuant to Section 18 hereof shall be recorded on the Register. This provision is intended to be interpreted so that the indebtedness (for federal income tax purposes, as set forth in Section 22(e)) evidenced by the Transaction Documents is treated as being in registered form in accordance with Section 5f.103- 1(c) of the Treasury Regulations. The Register shall be available for inspection by Seller at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive absent manifest error, and Buyer and Seller shall treat each Person whose

67 739191471 20664933 name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement and any other Transaction Document notwithstanding notice to the contrary, subject to the provisions of this Section 18. Buyer may, at any time, designate any other Person, including Seller, to be the successor Registrar. (d) If Buyer sells a participation, Buyer shall, acting for this purpose as a non- fiduciary agent of Seller, maintain a register on which is entered the name and address of each participant and such participant’s interest in the rights and obligations under this Agreement and the other Transaction Documents (the “Participant Register”) and no participation shall be effective until recorded on the Participant Register; provided that, Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any rights or obligations under this Agreement and the other Transaction Documents) to any Person except to the extent that such disclosure is necessary to establish that such rights or obligations are in registered form in accordance with Section 5f.103-1(c) of the Treasury Regulations. The entries in each Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in such Participant Register as the owner of the related rights and obligations for all purposes of this Agreement notwithstanding notice to the contrary, subject to the provisions of this Section 18. (e) Subject to the foregoing, this Agreement and the other Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement or the other Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors and permitted assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents. 19. GOVERNING LAW This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). 20. NO WAIVERS, ETC. No express or implied waiver of any Default or Event of Default by Buyer shall constitute a waiver of any other Default or Event of Default and no exercise of any right or remedy hereunder by Buyer shall constitute a waiver of its right to exercise any other right or remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by each of the parties hereto; provided that no amendment, waiver or other modification of this Agreement that would adversely affect the Custodian, Back-up Servicer (in such role or in the role of successor Servicer), Paying Agent or Calculation Agent may be made without the prior written consent of Custodian, Back-up Servicer, Paying Agent or Calculation Agent, respectively.

68 739191471 20664933 21. RESERVED 22. INTENT (a) The parties intend, agree and acknowledge that: (i) each Transaction involving a Purchased Loan with a Repurchase Date less than one year after the Purchase Date qualifies as a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code, (ii) each Transaction involving a Purchased Loan qualifies as a “securities contract” as that term is defined in Section 741(7) of the Bankruptcy Code, (iii) each payment under this Agreement has been made by, to or for the benefit of a financial institution as defined in section 101(22) of the Bankruptcy Code, a financial participant as defined in section 101(22A) of the Bankruptcy Code or repo participant as defined in section 101(46) of the Bankruptcy Code, (iv) the grant of a security interest set forth in Section 6 hereof to secure the rights of Buyer hereunder also constitutes a “repurchase agreement” (where applicable) as contemplated by Section 101(47)(A)(v) of the Bankruptcy Code and a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code and are a part of this Agreement and (v) each of the Purchased Loans shall constitute a “security” as defined in Section 101(49) of the Bankruptcy Code, a mortgage loan or an interest in a mortgage loan. It is further understood that this Agreement is intended to constitute a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, as amended, with respect to each Transaction so constituting a “repurchase agreement” (where applicable), or “securities contract”. Each party hereto hereby further agrees that it shall not challenge the characterization of this Agreement as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code. (b) The parties intend, agree and acknowledge that either party’s right to accelerate or terminate this Agreement or to liquidate the Mortgage Loans delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended. It is further understood and agreed that either party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction hereunder is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement as described in Section 561 of the Bankruptcy Code. (c) The parties intend, agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual

69 739191471 20664933 payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA). (e) The parties intend, agree and acknowledge that it is its intent for U.S. federal, state and local income and franchise tax purposes to treat the Transactions as indebtedness of the Seller that is secured by the Purchased Loans, and the Purchased Loans as owned by Seller for such purposes, and agrees to take no action inconsistent with such treatment, unless required by law, in which case such party shall promptly notify the other party of such requirement. (f) In light of the intent set forth above in this Section 22, Seller agrees that, from time to time upon the written request of Buyer, Seller will execute and deliver any supplements, modifications, addendums or other documents as may be necessary or desirable, in Buyer’s sole discretion, in order to cause this Agreement and the Transactions contemplated hereby to qualify for, comply with the provisions of, or otherwise satisfy, maintain or preserve the criteria for safe harbor treatment under the Bankruptcy Code for “repurchase agreements” (where applicable), “securities contracts” and “master netting agreements”; provided, however, that Buyer’s failure to request, or Buyer’s or Seller’s failure to execute, such supplements, modifications, addendums or other documents does not in any way alter or otherwise change the intention of the parties hereto that this Agreement and the Transactions hereunder constitute “repurchase agreements” (where applicable), “securities contracts” and/or a “master netting agreement” as such terms are defined in the Bankruptcy Code. 23. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS The parties acknowledge that they have been advised that: (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder; (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable. 24. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL (a) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement

70 739191471 20664933 or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. (b) To the extent that any party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement. (c) The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 24 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions. (d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER. 25. NO RELIANCE Each of Buyer and Seller hereby acknowledges, represents and warrants that, in connection with the negotiation of, the entering into, and the performance under, this Agreement and the Transaction Documents and each Transaction hereunder and thereunder: (i) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents; (ii) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party; (iii) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the

71 739191471 20664933 Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks; (iv) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its Mortgage Loans or liabilities and not for purposes of speculation; and (v) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder. 26. INDEMNITY Seller hereby agrees to indemnify, defend and hold harmless Buyer, Buyer’s Affiliates, and each of their respective officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, actual out-of-pocket losses, actual out-of- pocket damages, actual out-of-pocket penalties, actions, judgments, suits, actual out-of-pocket taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and the Transaction Documents and the documents delivered in connection herewith and therewith, other than Excluded Taxes), actual out-of-pocket fees, actual out-of-pocket costs, actual out-of-pocket expenses (including reasonable, third-party attorneys’ fees and disbursements, including, without limitation, costs and expenses of enforcing the obligations of any other party to this Agreement) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) which may at any time (including, without limitation, such time as this Agreement, the Transaction Documents shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement, the Transaction Documents or any Transactions hereunder or thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the bad faith, gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to indemnify, defend and hold Buyer and the other Indemnified Parties harmless from and indemnify Buyer and the other Indemnified Parties against all Indemnified Amounts with respect to all Purchased Loans relating to or arising out of any (A) breach of any representation or warranty relating to Environmental Law or Hazardous Materials made by Seller hereunder or under any Transaction Document or any violation or alleged violation of any Environmental Law or (B) any violation or alleged violation of any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, except to the extent same results from an Indemnified Party’s bad faith, gross negligence or willful misconduct. In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan, the Seller will save, indemnify and hold Buyer harmless from

72 739191471 20664933 and against all actual out-of-pocket costs and expenses (including reasonable attorneys’ fees), losses or damages suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for (i) all Buyer’s actual, documented out-of-pocket costs and expenses incurred in connection with the initial preparation and negotiation of this Agreement and the Transaction Documents and the closing of the transactions contemplated hereby and thereby, including, without limitation, the reasonable out-of-pocket fees and disbursements of its counsel and (ii) all Buyer’s actual, documented out-of-pocket expenses incurred in connection with Buyer's due diligence reviews with respect to any loan which is proposed by Seller to be subject to a Transaction hereunder, including without limitation, those incurred under Section 27 and the reasonable fees and disbursements of its counsel, subject in all cases under this clause (ii), to the terms and conditions of Section 27. Additionally, Seller also agrees to reimburse Buyer as and when billed by Buyer for all of Buyer’s actual, documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement and the Transaction Documents or any Transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. 27. DUE DILIGENCE Asset Diligence. The Buyer, at the expense of the Seller (or its designee), shall at any time have the opportunity to conduct the following diligence (collectively, “Asset Diligence”) with respect to any Mortgage Loan: (i) verify (A) that all recorded legal documents have been received by the Custodian in accordance with the terms of this Agreement, subject to any cure and/or grace periods provided herein, (B) that the endorsement or allonge in blank to any Mortgage Note, the Assignment of Mortgage in blank and the assignment of leases and rents, if any, in blank are included in the Asset File and (C) the receipt by the Custodian of any other documents required to be included in the Asset File held by the Custodian that were not previously delivered to the Custodian; (ii) review the title policy or certificate of lender’s title insurance for accuracy and confirm (A) that such title policy insures the first priority (or other priority to the extent permitted under this Agreement) lien of the related Mortgage, which lien is subject only to Permitted Encumbrances, (B) the policy is in the amount of the Mortgage Loan (or with respect to a loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the title policy for each such property) and (C) there are no unexpected liens, unexpected judgments or other unexpected impediments that are senior or co-equal with the lien of the related Mortgage;

73 739191471 20664933 (iii) conduct a review of any Mortgage Loan to confirm that it complies with the representations and warranties made with respect thereto hereunder or otherwise (as of the date of such representations and warranties and subject to any exceptions thereto); (iv) ask a knowledgeable financial or accounting officer of any Seller Party (or its administrator or manager, as applicable) (who shall answer candidly and fully) any and all reasonable questions that any authorized representative of the Buyer may have with respect to the Mortgage Loans; and (v) any other due diligence reasonably requested on reasonable advance notice (provided that, upon the occurrence and during the continuance of an Event of Default, no such advance notice shall be required) by the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges that Buyer is entering into the transactions contemplated by this Agreement based solely upon the information provided by the Seller and the representations, warranties and covenants contained in the Transaction Documents, and that Buyer, at its option has the right at any time to re-underwrite any of the Mortgage Loans itself or engage a third-party underwriter to do so at Seller’s cost and expense; provided, however, that Seller shall not be responsible for any costs and expenses in any calendar year in excess of the Diligence Cap; provided further, that upon the occurrence and during the continuance of an Event of Default, the Diligence Cap shall not apply. Seller agrees to cooperate with the Buyer and any third-party underwriter in connection with such re- underwriting, including, but not limited to, providing the Buyer and any third-party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control of, Seller Party. Seller agrees that all reasonable and documented out-of-pocket expenses incurred by the Buyer (or its designee) in connection with the Buyer’s activities pursuant to this Section 27 shall be paid by (or on behalf of) the Seller. 28. SERVICING (a) Seller and Buyer agree that all Servicing Rights with respect to the Mortgage Loans shall be transferred hereunder to Buyer on the applicable Purchase Date and such Servicing Rights shall be transferred by Buyer to the Seller upon Seller’s payment of the Repurchase Price for such Mortgage Loans. Notwithstanding the transfer and pledge of Servicing Rights to Buyer, the Seller shall be entitled to exercise all discretion with respect to any directions or consents to be given to the Servicer of the Mortgage Loans (except as otherwise provided in the applicable Servicer Acknowledgment) and to appoint Servicers; provided, however, that upon the occurrence and during the continuance of an Event of Default, Seller’s rights to exercise such discretion with respect to the Mortgage Loans shall automatically terminate and be of no further force and effect. Seller, on Buyer’s behalf, shall contract with the Servicer to interim service the Mortgage Loans in accordance with the terms of the Servicing Agreement and this Agreement. The right of Seller or the Servicer, as applicable, to service the

74 739191471 20664933 Mortgage Loans is on an interim basis only and does not provide or confer a contractual, ownership or other right for Seller or the Servicer, as applicable, to service the Mortgage Loans, it being understood that upon payment of the Purchase Price, Buyer owns the Servicing Rights. Seller shall cause interim servicing of the Mortgage Loans to be performed in accordance with the related Servicing Agreement and Servicing Agreement Side Letter and Accepted Servicing Practices, including applicable law. (b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing servicing (collectively, the “Servicing Records”) of Mortgage Loans so long as the Mortgage Loans are subject to this Agreement. Seller covenants to safeguard all Servicing Records relating to the Mortgage Loans (if any are in Seller Party’s possession) and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request. (c) Upon the occurrence of a Servicer Termination Event, but prior to the occurrence and continuance of an Event of Default, the Seller may designate a successor Servicer acceptable to the Buyer. If no successor Servicer reasonably acceptable to the Buyer (1) is identified within twenty (20) Business Days or (2) accepts transfer of all authority to service such Mortgage Loans within 120 days, the Buyer may appoint a successor Servicer. (d) Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole and absolute discretion, subject to Section 13 and any terms in the applicable Servicing Agreements and/or Servicer Acknowledgments approved by Buyer, (i) sell its rights to any or all of the Mortgage Loans on a servicing released basis or (ii) terminate any Servicer or sub-servicer of any or all of the Mortgage Loans, with or without cause, in each case without payment of any termination fee and appoint the Back-up Servicer to service the Mortgage Loans. Seller shall cause each Servicer to cooperate with Buyer in effecting such termination and transferring all authority to service such Mortgage Loans to the Back-up Servicer or any successor servicer, including requiring such Servicer to (i) promptly transfer all data in its possession relating to the applicable Mortgage Loans to the Back-up Servicer or any successor servicer in such electronic format as the Back-up Servicer or any successor servicer may reasonably request, (ii) promptly transfer to the Back-up Servicer or any successor servicer, Buyer or Buyer’s designee, the Asset File and all other files, records, correspondence and documents in its possession relating to the applicable Mortgage Loans and (iii) use commercially reasonable efforts to cooperate and coordinate with the Back-up Servicer or any successor servicer and/or Buyer to comply with any applicable so-called “goodbye” letter requirements or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable legal or regulatory requirements associated with the transfer of the servicing of the applicable Mortgage Loans. Seller agrees that if Seller Party or any such Servicer fails to cooperate with Buyer, the Back-up Servicer or any successor servicer in effecting the termination of such Servicer as servicer of any Mortgage Loans or the transfer of all authority to service such Mortgage Loans to such successor servicer in accordance with the terms hereof and the Servicing Agreement, Buyer will be irreparably harmed and entitled to injunctive relief. (e) Back-up Servicer

75 739191471 20664933 (i) Seller shall contract with the Back-up Servicer to provide backup servicing functions with respect to the Mortgage Loans in accordance with the terms of the Back-up Servicing Agreement. (ii) Seller shall not, and shall cause each Servicer not to, interfere with Back- up Servicer’s performance of its duties under the Back-up Servicing Agreement or to take any action that would be inconsistent in any way with the terms of the Back-up Servicing Agreement. Seller shall, and shall cause each Servicer to, provide any and all information and data reasonably requested by Back-up Servicer to be provided promptly to Back-up Servicer in the manner and form reasonably requested by Back- up Servicer. (iii) Seller shall provide Buyer with prompt written notice upon the Seller’s actual knowledge of the occurrence of a Back-up Servicer Termination Event. Provided no Event of Default has occurred and is continuing, upon the occurrence of a Back-up Servicer Termination Event, Seller shall terminate, or shall cause the termination of, the Back-up Servicer and shall appoint a successor back-up servicer reasonably acceptable to Buyer. If Seller does not terminate the Back-up Servicer or fails to appoint a successor backup servicer to act in the Back-up Servicer’s place, Buyer shall have the right to terminate the Back-up Servicer and appoint a successor backup servicer in its sole and absolute discretion. Following the occurrence of an Event of Default, the Buyer shall have the right to terminate the Back-up Servicer and appoint a successor back-up servicer in its sole and absolute discretion. 29. TAXES (a) Transfer taxes, stamp taxes, documentary, filing, recording and all similar costs with respect to the transfer of Collateral or in connection with any of the transactions contemplated by this Agreement and the other Transaction Documents, and the documents delivered in connection herewith and therewith, other than any such taxes and costs that are attributable to an assignment or grant of a participation by Buyer pursuant to Section 18 (but only if no Event of Default has occurred and is continuing), shall be paid by the Seller. (b) All amounts payable by Seller Party to Buyer in respect of any transaction under the Transaction Documents shall be paid free and clear of, and without withholding or deduction for, any Taxes, unless the withholding or deduction of such Tax is required by law. In that event, if such Tax is not an Excluded Tax, the Seller shall pay such additional amounts (for purposes of this Section 29, the “Additional Amounts”) as will result in the net amounts received by Buyer (after taking account of such withholding or deduction) being equal to such amounts as would have been received by Buyer had no such Tax been required to be withheld or deducted. For purposes of this Agreement, the term “Excluded Taxes” shall mean (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes (A) imposed as a result of Buyer being organized under the laws of, or having its principal office located in, the jurisdiction (or any political subdivision thereof) imposing such Tax or (B) that

76 739191471 20664933 are Other Connection Taxes; (ii) Taxes that would have not arisen but for the failure of Buyer to comply with the requirements of Section 29(c) or Section 29(d); and (iii) U.S. federal withholding Taxes imposed under FATCA, or any U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer made under any Transaction Documents pursuant to a law in effect on the date on which Buyer acquires any interest in the Transaction Documents, except to the extent that such amounts with respect to such Taxes were payable to such Buyer’s assignor immediately before such Buyer became a party hereto. Seller shall indemnify and pay to Buyer, within ten (10) days after demand therefor, the full amount of any Taxes, other than Excluded Taxes, but including Taxes imposed or asserted on or attributable to Additional Amounts payable pursuant to this Section 29(b), payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Seller accompanied by a written statement setting forth the calculation of such amounts shall be conclusive absent manifest error. As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 29(b), Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer. (c) (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, Buyer shall deliver to the Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 29(c)(ii) and 29(d) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer. (ii) Without limiting the generality of the foregoing, on or before the date hereof, on or before the date such Person becomes a party to this Agreement or a participant, as applicable, and at the reasonable request of Seller, Buyer and each assignee of Buyer will provide to Seller two copies of, as applicable, a properly completed and duly executed United States Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or successor form) (with applicable attachments, including, in the case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate reasonably satisfactory to Seller to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (the “Portfolio Interest Certificate”)). In addition, Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which such Buyer becomes a Buyer under this

77 739191471 20664933 Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made. Seller shall provide to Buyer a properly executed United States Internal Revenue Service Form W-9 or other applicable forms as described by the United States Internal Revenue Service, dated on or before the Closing Date, evidencing a complete exemption from withholding or deduction of Tax from amounts payable by Buyer to Seller under the Transaction Documents pursuant to applicable laws in effect on the Closing Date. Each party hereto agrees that if any form or certification it previously delivered pursuant to this Section 29(c) expires, it shall update such form or certification or promptly notify the other party in writing of its legal inability to do so. Each party hereto agrees to notify the other party of any circumstance known to it that causes a certificate or document provided by it pursuant to this Section 29(c) to fail to be true and to provide two copies of a properly completed and duly executed updated form and, if applicable, a Portfolio Interest Certificate, upon any previously delivered form becoming invalid, obsolete or inaccurate. (d) If a payment made to Buyer under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 29(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (e) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 29 (including by the payment of additional amounts pursuant to this Section 29), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 29(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 29(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 29(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 29(e) shall not be construed to require any indemnified party to make available its

78 739191471 20664933 Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (f) Each party’s obligations under this Section 29 shall survive any assignment of rights by Buyer, the termination of this Agreement and the repurchase or release of any or all of the Purchased Loans. 30. MISCELLANEOUS (a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC. (b) This Agreement may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format. (c) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. (d) Without limiting the rights and remedies of Buyer under this Agreement or the other Transaction Documents, Seller shall pay Buyer’s actual, documented out-of-pocket costs and expenses up to the Diligence Cap, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of and any amendment, supplement or modification to, this Agreement and/or the other Transaction Documents and the Transactions thereunder; provided however, that upon the

79 739191471 20664933 occurrence and during the continuance of an Event of Default, the Diligence Cap shall not apply. Seller agrees to pay Buyer on demand all actual, documented out-of-pocket costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions of this Agreement and/or the other Transaction Documents, or of the performance by Buyer of any obligations of the Seller in respect of the Purchased Loans, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement. (e) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. (f) This Agreement together with the Transaction Documents contain a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings. (g) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. (h) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement. [NO FURTHER TEXT ON THIS PAGE]

739191471 20664933 S-1 Master Repurchase Agreement IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above. SELLER: NBL SPV II, LLC By: ______________________________ Name: Title: [Signature pages continue on next page]

BUYER:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

739191471 20664933 S-2 *Master Repurchase Agreement*